                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549



                                       FORM 8-K

                                    CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934



           Date of Report (Date of earliest event reported): July 25, 1997


                              LAYNE CHRISTENSEN COMPANY
                -----------------------------------------------------
                (Exact name of registrant as specified in its charter)




      Delaware                 0-20578                 48-0920712
    --------------       -----------------------   ------------------
    State or other       (Commission File Number)    (IRS Employer
    jurisdiction of                                Identification No.)
    incorporation



       1900 Shawnee Mission Parkway, Mission, Kansas               66205
       ------------------------------------------------------------------
       (Address of principal executive offices)                       (Zip Code)


Registrant's telephone number; including area code (913) 362-0510
                                                   --------------

Item 2.  Acquisition or Disposition of Assets.

    On May 20, 1997, Layne Christensen Company (the "Company"), through its wholly-owned subsidiary Layne Christensen Australia Pty Limited, made a tender offer to the security holders of Stanley Mining Services Limited ("Stanley"), a company listed on the Australian Stock Exchange. Stanley is a leading Australian mineral exploration drilling company that provides services predominantly to gold mining companies in Australia and West Africa, principally Ghana. As of October 1, 1996, the operations of Stanley have included those of its 51% owned subsidiary, Glindemann & Kitching Pty Ltd. ("G&K"), a leading drilling contractor based and operating in Western Australia that specializes in diamond core exploration drilling for gold projects. The purchase price for the acquisition of Stanley is estimated at $57,990,000, consisting of a cash purchase price for the tender offer estimated at $51,666,000, or A$.95 per share for the approximately 70.2 million shares of Stanley capital stock issued and outstanding, and an estimated liability of $6,324,000 relating to G&K's obligation to repurchase the remaining 49% of the outstanding capital stock of G&K.

    On July 7, 1997, the close of the tender offer period, 98% of the Stanley shares then outstanding had been tendered. The tender offer was consummated on July 25, 1997. Layne Australia will purchase the shares of Stanley that were not tendered, at the tender offer share price, pursuant to legal procedures available to corporations owning at least 90% of the shares of a target corporation. The acquisition of the remaining 49% of G&K is expected to be completed by September 30, 1997.

    Stanley specializes in diamond core, reverse circulation and percussion drilling techniques, principally in gold mines, and has recently expanded into the iron ore market. Stanley also provides drill and blast services at production-stage open pit mines, a business line not currently offered by the Company. In drill and blast operations, the driller drills holes for the placement of explosives; the explosives are then detonated to loosen and dislodge earth, which is hauled away by the mining company for processing. Drill and blast contracts typically have lower margins than traditional mineral exploration drilling projects; however, they provide more stable revenues because drill and blast contracts typically have a duration of three to five years whereas traditional mineral exploration projects typically have
substantially shorter terms.   For its fiscal year ended June 30, 1996,
approximately 49% of Stanley's revenues were derived from traditional exploration drilling and 51% were derived from its drill and blast operations. In addition, Stanley has equity interests in mining companies with limited gold mining concessions in Ghana and Cote D' Ivoire; the Company, however, does not presently intend to expand this portion of Stanley's business. Stanley began its operations in 1980 in Australia as an exploration drilling company, expanding into drill and blast operations in 1990. Stanley established its presence in Africa in 1991 as mining companies focused increasingly on that continent. As of May 31, 1997, Stanley
(excluding G&K) owned or leased 20 drill rigs in West Africa and 21 drill rigs in Western Australia and employed in excess of 380 employees. G&K had over 150 employees and owned or leased 22 rigs as of May 31, 1997.

    In connection with the acquisition of Stanley, the Company entered into a three year employment agreement with Ross F. Stanley, the principal founder of Stanley. The Company and Mr. Stanley also agreed that he would purchase $1,500,000 of the Company's common stock and would be granted options to purchase three times the number of such purchased shares.

    The acquisition of Stanley is being financed through a $100,000,000 reducing revolving credit facility provided by Bank of America National Trust and Savings Association ("Bank of America") and a syndicate arranged by BancAmerica Securities, Inc. (the "New Credit Agreement").

    A press release of Registrant issued July 29, 1997 announcing the consummation of the tender offer, is attached as an exhibit to this report and incorporated herein by reference.

Item 7.  Financial Statements, and Exhibits.



    (a)  Financial statements of business acquired.                                       Page Number
                                                                                          -----------
         Stanley Mining Services Limited.

         Report of Independent Auditors..................................................        4
         Consolidated Statements of Profit for the Years Ended June 30, 1996 and
           1995..........................................................................        5
         Consolidated Balance Sheets as of June 30, 1996 and 1995........................        6
         Consolidated Statements of Changes in Shareholders' Equity for Years
           Ended June 30, 1996 and 1995..................................................        7
         Consolidated Statements of Cash Flows for the Years Ended June 30, 1996
           and 1995......................................................................        8
         Notes to Consolidated Financial Statements......................................        9
         Unaudited Consolidated Statements of Profit for the Nine Months Ended
           March 31, 1997 and 1996.......................................................       40
         Unaudited Consolidated Balance Sheets as of March 31, 1997 and 1996.............       41
         Unaudited Consolidated Statements of Changes in Shareholders' Equity
           for the Nine Months Ended March 31, 1997 and 1996.............................       42
         Unaudited Consolidated Statements of Cash Flows for the Nine Months
           Ended March 31, 1997 and 1996.................................................       43
         Notes to Unaudited Consolidated Financial Statements............................       45

         Glindemann & Kitching Pty Ltd.

         Report of Independent Auditors
         Statement of Profit for the Year Ended June 30, 1996............................       53
         Balance Sheet as of June 30, 1996...............................................       54
         Statement of Changes in Shareholders' Equity for the Year Ended.................       55
           June 30, 1996.................................................................       56
         Statement of Cash Flows for the Year Ended June 30, 1996........................       57
         Notes to Financial Statements...................................................       58
         Unaudited Statements of Profit for the Nine Months Ended March 31,
           1997 and 1996.................................................................       69
         Unaudited Balance Sheets as of March 31, 1997 and 1996..........................       70
         Unaudited Statements of Changes in Shareholders' Equity for the
           Nine Months Ended March 31, 1997 and 1996.....................................       71
         Unaudited Statements of Cash Flows for the Nine Months Ended 31 March
           1997 and 1996.................................................................       72
         Notes to Unaudited Financial Statements.........................................       73

                         REPORT OF INDEPENDENT AUDITORS

To the Members of Stanley Mining Services Limited:

    We have audited the accompanying consolidated balance sheets of Stanley Mining Services Limited and its controlled entities (Economic Entity) as of June 30, 1996 and 1995 and the related consolidated statements of profit, statements of changes in shareholders' equity and statements of cash flows for each of the years in the two year period ended June 30, 1996, all expressed in Australian dollars. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audit in accordance with auditing standards generally accepted in Australia which do not differ in any significant respect from auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the economic entity of June 30, 1996 and June 30, 1995 and the results of their operations and their cash flows for the years in the two year period ended June 30, 1996, in conformity with accounting principles generally accepted in Australia.

    Accounting principles generally accepted in Australia vary in certain significant respects from accounting principles in the United States. The application of United States generally accepted accounting principles would have affected the results of operations for each of the years in the two year period ended June 30, 1996 and shareholders' equity as of June 30, 1996 and June 30, 1995, to the extent summarised in Note 33 to the consolidated financial statements.

KPMG
CHARTERED ACCOUNTANTS
PERTH, WESTERN AUSTRALIA

Dated: 12 September 1996,
  except as to Notes 32 and 33,
  are as of 17 June 1997.

                        STANLEY MINING SERVICES LIMITED

                       CONSOLIDATED STATEMENTS OF PROFIT

                   FOR THE YEARS ENDED JUNE 30, 1996 AND 1995

                                                    1996         1995
                                          NOTE    A $'000      A $'000
                                          -----  ----------   ----------
Operating profit before abnormal items
  and income tax........................   2,3       5,622        4,363
Abnormal items..........................   5        --             (494)
                                                 ----------   ----------
Operating profit before income tax......             5,622        3,869
Income tax expense attributable to
  operating profit......................   6        (2,049)      (1,508)
                                                 ----------   ----------
Operating profit after income tax.......             3,573        2,361
                                                 ----------   ----------
Basic earnings per share--cents.........   8          10.1          9.3

                       See the accompanying notes to and
             forming part of the consolidated financial statements.

                        STANLEY MINING SERVICES LIMITED

                          CONSOLIDATED BALANCE SHEETS

                          AS OF JUNE 30, 1996 AND 1995

                                                                                             NOTE        1996       1995
                                                                                             -----     ---------  ---------
                                                                                                        A $'000    A $'000
CURRENT ASSETS
Cash....................................................................................                   1,384      2,407
Receivables.............................................................................          10       9,974      6,019
Inventories.............................................................................          12       4,875      2,790
Other...................................................................................          13         695        667
                                                                                                       ---------  ---------
TOTAL CURRENT ASSETS....................................................................                  16,928     11,883
                                                                                                       ---------  ---------
NON-CURRENT ASSETS
Investments.............................................................................          11         503        237
Property, plant and equipment...........................................................          14      17,099     12,109
Other...................................................................................          13         866        169
                                                                                                       ---------  ---------
TOTAL NON-CURRENT ASSETS................................................................                  18,468     12,515
                                                                                                       ---------  ---------
TOTAL ASSETS............................................................................                  35,396     24,398
                                                                                                       ---------  ---------
                                                                                                       ---------  ---------
CURRENT LIABILITIES
Creditors and borrowings................................................................          15       6,325      5,627
Provisions..............................................................................          18       3,290      1,434
                                                                                                       ---------  ---------
TOTAL CURRENT LIABILITIES...............................................................                   9,615      7,061
                                                                                                       ---------  ---------
NON-CURRENT LIABILITIES
Creditors and borrowings................................................................          15       8,010      2,784
Provisions..............................................................................          18       2,886      2,015
                                                                                                       ---------  ---------
TOTAL NON-CURRENT LIABILITIES...........................................................                  10,896      4,799
                                                                                                       ---------  ---------
TOTAL LIABILITIES.......................................................................                  20,511     11,860
                                                                                                       ---------  ---------
SHAREHOLDERS' EQUITY
Share capital...........................................................................          19       7,218      7,016
Reserves................................................................................          20       2,422      1,940
Retained profits........................................................................                   5,245      3,582
                                                                                                       ---------  ---------
TOTAL SHAREHOLDERS' EQUITY..............................................................                  14,885     12,538
                                                                                                       ---------  ---------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY..............................................                  35,396     24,398
                                                                                                       ---------  ---------
                                                                                                       ---------  ---------

                       See the accompanying notes to and
             forming part of the consolidated financial statements.

                        STANLEY MINING SERVICES LIMITED

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                   FOR THE YEARS ENDED JUNE 30, 1996 AND 1995

                                                                                                         1996       1995
                                                                                             NOTE       A $'000    A $'000
                                                                                             -----     ---------  ---------
AUTHORISED CAPITAL
Ordinary shares of 20 cents each........................................................          19      50,000     50,000
                                                                                                       ---------  ---------
Opening balance.........................................................................                   7,016      3,626
Additional shares issued................................................................                     202      3,390
                                                                                                       ---------  ---------
Total share capital.....................................................................          19       7,218      7,016
                                                                                                       ---------  ---------
RETAINED PROFITS
Retained profits at the beginning of the year as stated.................................                   3,582         22
Dividend rescinded......................................................................                  --          1,900
Dividend provided for or paid...........................................................                  (1,910)      (701)
Operating profit after income tax.......................................................                   3,573      2,361
                                                                                                       ---------  ---------
Retained profits at the end of the year as stated.......................................                   5,245      3,582
                                                                                                       ---------  ---------
RESERVES
SHARE PREMIUM RESERVE
Opening balance.........................................................................                   1,937     --
Premium on additional shares issued.....................................................                     343      2,700
Share placement costs...................................................................                  --           (763)
                                                                                                       ---------  ---------
Closing balance.........................................................................          20       2,280      1,937
                                                                                                       ---------  ---------
ASSET REVALUATION RESERVE
Opening balance.........................................................................                       3          3
Revaluation increment on freehold land and buildings....................................                     139     --
                                                                                                       ---------  ---------
Closing balance.........................................................................          20         142          3
                                                                                                       ---------  ---------
Reserves closing balance................................................................                   2,422      1,940
                                                                                                       ---------  ---------
TOTAL SHAREHOLDERS' EQUITY..............................................................                  14,885     12,538
                                                                                                       ---------  ---------

                       See the accompanying notes to and
             forming part of the consolidated financial statements.

                        STANLEY MINING SERVICES LIMITED

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                   FOR THE YEARS ENDED JUNE 30, 1996 AND 1995

                                                                                                   1996       1995
                                                                                        NOTE      A $'000    A $'000
                                                                                      ---------  ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES
Cash receipts in the course of operations...........................................                43,026     25,236
Cash payments in the course of operations...........................................               (39,614)   (22,513)
Income taxes paid...................................................................                  (900)      (712)
Withholding taxes paid..............................................................                  (513)      (310)
Interest received...................................................................                    83         90
Interest paid.......................................................................                  (457)      (325)
                                                                                                 ---------  ---------

Net cash provided by operating activities...........................................     30 (ii)     1,625      1,466
                                                                                                 ---------  ---------

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds on sale of investments.....................................................                    76         37
Proceeds on sale of plant and equipment.............................................                   109        403
Payments for property, plant and equipment..........................................                (7,733)    (7,539)
Payment for exploration.............................................................                --           (534)
Payments for investments............................................................                  (362)       (96)
                                                                                                 ---------  ---------

Net cash used in investing activities...............................................                (7,910)    (7,729)
                                                                                                 ---------  ---------

CASH FLOWS FROM FINANCING ACTIVITIES
Bank loan...........................................................................                 8,542        648
Proceeds from share issue...........................................................                   545      5,327
Lease payments......................................................................                --            (27)
Hire purchase finance...............................................................                --          3,894
Hire purchase payments..............................................................                (4,402)    (1,358)
Dividends paid......................................................................                  (701)    --
                                                                                                 ---------  ---------

Net cash provided by financing activities...........................................                 3,984      8,484
                                                                                                 ---------  ---------

NET INCREASE/DECREASE IN CASH HELD..................................................                (2,301)     2,221

CASH AT THE BEGINNING OF THE FINANCIAL YEAR.........................................                 2,364        143
                                                                                                 ---------  ---------

CASH AT THE END OF THE FINANCIAL YEAR...............................................      30 (i)        63      2,364
                                                                                                 ---------  ---------

                       See the accompanying notes to and
             forming part of the consolidated financial statements.

                        STANLEY MINING SERVICES LIMITED

                        NOTES TO AND FORMING PART OF THE
                       CONSOLIDATED FINANCIAL STATEMENTS

                   FOR THE YEARS ENDED JUNE 30, 1996 AND 1995

1. STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES

    The significant policies which have been adopted by the economic entity in the preparation of these financial statements are:

(A) BASIS OF PREPARATION

    The financial statements are a financial report which has been drawn up in accordance with Accounting Standards, Urgent Issues Group Consensus Views, the provisions of Schedule 5 to the Corporations Regulations and the requirements of the Corporations Law. They have been prepared on the basis of historical costs and except where stated do not take into account changing money values or current valuations of non-current assets. The accounting policies have been consistently applied by each entity in the economic entity and except where there is a change in accounting policy, are consistent with those of the previous year.

    A reconciliation of the major differences between these accounts and those applicable under General Accepted Accounting Principles in the United States ("US GAAP") is included in note 33.

(B) PRINCIPLES OF CONSOLIDATION

    The Consolidated Accounts of the economic entity include the financial statements of the Company, being the chief entity, and its controlled entities.

    Where an entity either began or ceased to be controlled during the year, the results are included only from the date control commenced or up to the date control ceased.

    All inter-entity balances, transactions and unrealised profits resulting from transactions within the economic entity have been eliminated.

(C) REVENUE RECOGNITION

    SALES REVENUE

    Sales revenue comprises revenue earned (net of returns, discounts and allowances) from the provision of products or services to entities outside the economic entity. Sales revenue is recognised when earned and the fee in respect of services provided is receivable.

    INTEREST INCOME

    Interest income is recognised as it accrues.

    ASSET SALES

    The gross proceeds of asset sales are included as revenue of the entity. The profit or loss on disposal of assets is brought to account at the date an unconditional contract of sale is signed.

    OTHER REVENUE

    Revenue recognition policies for investments are described in Note (g).

                        STANLEY MINING SERVICES LIMITED

                        NOTES TO AND FORMING PART OF THE
                 CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                   FOR THE YEARS ENDED JUNE 30, 1996 AND 1995

1. STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
(D) FOREIGN CURRENCY TRANSACTIONS

    TRANSACTIONS

    Foreign currency transactions are translated to Australian currency at the rates of exchange ruling at the dates of the transactions. Amounts receivable and payable in foreign currencies at balance date are translated at the rates of exchange ruling on that date.

    Exchange differences relating to amounts payable and receivable in foreign currencies are brought to account as exchange gains or losses in the profit and loss account in the financial year in which the exchange rates change.

    HEDGES

    All non-specific hedge transactions are initially recorded at the spot rate at the date of the transaction. Hedges outstanding at balance date are translated at the rates of exchange ruling on that date and any exchange differences are brought to account in the profit and loss account. Costs or gains arising at the time of entering into the hedge are deferred and amortised over the life of the hedge.

    Where hedge transactions are designed to hedge the purchase or sale of goods or services, exchange differences arising up to the date of purchase or sale, together with any costs or gains arising at the time of entering into the hedge, are deferred and included in the measurement of the purchase or sale. Any exchange differences on the hedge transaction after that date are included in the consolidated statements of profit.

    TRANSLATION OF FOREIGN OPERATIONS

    The operating results of overseas operations that are integrated foreign operations are translated using the temporal method. Monetary assets and liabilities are translated into Australian currency at rates of exchange current at balance date, while non-monetary items and revenue and expense items are translated at exchange rates current when the transactions occurred. Exchange differences arising on translation are brought to account in the consolidated statements of profit.

(E) INCOME TAX

    The economic entity adopts the liability method of tax effect accounting.

    Income tax expense is calculated on operating profit adjusted for permanent differences between taxable and accounting income. The tax effect of timing differences which arise from items being brought to account in different periods for income tax and accounting purposes, is carried forward in the balance sheet as a future income tax benefit or a provision for deferred income tax.

    Future income tax benefits are brought to account as realisation of the asset is assured beyond reasonable doubt. Future income tax benefits relating to tax losses have been brought to account when their realisation is virtually certain.

    The Company is not taxed as a private company.

                        STANLEY MINING SERVICES LIMITED

                        NOTES TO AND FORMING PART OF THE
                 CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                   FOR THE YEARS ENDED JUNE 30, 1996 AND 1995

1. STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
(F) NON-CURRENT ASSETS

    The carrying amounts of all non-current assets, other than exploration expenditure, are reviewed at least annually to determine whether they are in excess of their recoverable amount. If the carrying amount of a non-current assets exceeds the recoverable amount, the asset is written down to the lower value.

    In assessing recoverable amounts the relevant cash flows have not been discounted to their present value, except where specifically stated.

(G) INVESTMENTS

    ASSOCIATED COMPANIES

    An associated company is one in which: the economic entity exercises significant influence; and the investment is long-term.

    Investments in associated companies are carried at the lower of cost and recoverable amount. In the case of interim dividends, dividends are brought to account in the consolidated statements of profit as they are received, and in the case of final dividends after they have been declared by the associated company in a general meeting.

    OTHER COMPANIES

    Investments in other companies are carried at the lower of cost, or recoverable amount, being a directors valuation based on market values at the time of the valuation. Dividends are brought to account as they are received.

(H) INVENTORIES

    Drilling supplies and consumables are valued at the lower of cost (calculated on the first-in first-out basis) and net realisable amount.

(I) PROPERTY, PLANT AND EQUIPMENT

    ACQUISITION

    Items of property, plant and equipment are initially recorded at cost and depreciated as outlined below.

    CAPITAL WORKS IN PROGRESS

    The cost of property, plant and equipment constructed by the Company includes the cost of materials and direct labour and an appropriate proportion of fixed and variable overheads.

    REVALUATIONS

    Land and buildings are independently valued every three years on an existing use basis of valuation and included in the financial statements at the revalued amounts.

                        STANLEY MINING SERVICES LIMITED

                        NOTES TO AND FORMING PART OF THE
                 CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                   FOR THE YEARS ENDED JUNE 30, 1996 AND 1995

1. STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    The potential capital gains tax liability is assessed each time an asset acquired after 19 September, 1985 is revalued. A provision for capital gains tax is only provided when it is known that the asset will eventually be sold. This provision, when required, is made against the asset revaluation reserve.

    The tax effect on capital losses is not recorded unless realisation is virtually certain.

    DISPOSAL OF REVALUED ASSETS

    The gain or loss on disposal of revalued assets is calculated as the difference between the carrying amount of the asset at the time of disposal and the proceeds on disposal and is included in the results in the year of disposal.

    Any related revaluation increment standing in the asset revaluation reserve at the time of disposal is transferred to the capital profits reserve.

    DEPRECIATION AND AMORTISATION

    Items of property, plant and equipment, including buildings and leasehold property but excluding freehold land, are depreciated/amortised over their estimated useful lives ranging from 3 to 20 years.

    Assets are depreciated or amortised from the date of first use.

    LEASED PLANT AND EQUIPMENT

    Leases of plant and equipment under which the Company or its controlled entities assume substantially all the risks and benefits of ownership are classified as finance leases. Other leases are classified as operating leases.

    Finance leases are capitalised. A lease asset and a lease liability equal to the present value of the minimum lease payments are recorded at the inception of the lease. Contingent rentals are written off as an expense of the accounting period in which they are incurred. Capitalised lease assets are amortised on a straight line basis over the term of the relevant lease, or where it is likely the economic entity will obtain ownership of the asset, the life of the asset. Lease liabilities are reduced by repayments of principal. The interest components of the lease payments are charged to consolidated statement of profit.

(J) EXPLORATION EXPENDITURE

    Exploration, evaluation and development costs are accumulated in respect of each separate area of interest. These costs are carried forward where the right of tenure of the area of interest is current and they are expected to be recouped through sale or successful development and exploitation of the area of interest, or where activities in the area of interest have not yet reached a stage that permits reasonable assessment of the existence of economically recoverable reserves.

    When an area of interest is abandoned or the directors decide that it is not commercial, any accumulated costs in respect of that area are written-off in the financial period the decision is made. Each area of interest is also reviewed at the end of each accounting period and accumulated costs written-off to the extent that they will not be recoverable in the future.

                        STANLEY MINING SERVICES LIMITED

                        NOTES TO AND FORMING PART OF THE
                 CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                   FOR THE YEARS ENDED JUNE 30, 1996 AND 1995

1. STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Amortisation is not charged on costs carried forward in respect of areas of interest in the development phase until production commences.

(K) DEFERRED EXPENDITURE

    Material items of expenditure are deferred to the extent that the benefits: are recoverable out of future revenue: do not relate solely to revenue which has already been brought to account and will contribute to the future earning capacity of the economic entity.

    Deferred expenditure is amortised over the shorter of the period in which the related benefits are expected to be realised or three years. Deferred expenditure is reviewed in accordance with the policy set out in Note (f).

(L) EMPLOYEE ENTITLEMENTS

    WAGES, SALARIES, ANNUAL LEAVE AND SICK LEAVE

    The provisions for employee entitlements to wages, salaries, annual leave and sick leave represents the amount which the economic entity has a present obligation to pay resulting from employees' services provided up to the balance date. The provisions have been calculated at nominal amounts based on current wage and salary rates and includes related on-costs.

    LONG SERVICE LEAVE

    The liability for employee's entitlement to long service leave represents the present value of the estimated future cash outflows to be made by the employer resulting from employees' services provided up to the balance date.

    Liabilities for employee entitlements which are not expected to be settled within twelve months are discounted using the rates attaching to national government securities at balance date, which most closely match the terms of maturity of the related liabilities.

    In determining the liability for employee entitlements, consideration has been given to future increases in wage and salary rates, and the economic entity's experience with staff departures. Related on-costs have also been included in the liability.

    EMPLOYEE SHARE OPTION PLAN

    The Company intends to grant options to certain employees under an employee share plan. Further information is set out in Note 19 of the financial statements. Other than the costs incurred in administering the schemes which are expended as incurred, the scheme does not result in any expense to the economic entity. No options have been granted at 30 June 1996.

                        STANLEY MINING SERVICES LIMITED

                        NOTES TO AND FORMING PART OF THE
                 CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                   FOR THE YEARS ENDED JUNE 30, 1996 AND 1995

1. STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    SUPERANNUATION

    The Company contributes to a defined contribution superannuation fund on behalf of employees in accordance with the requirements of the Superannuation Guarantee Administration Act 1992. The contributions are charged against income as they are made.

(M) PROVISION FOR DOUBTFUL DEBTS

    The collectability of debts is assessed at year end and specific provision is made for any doubtful accounts.

(N) DERIVATIVES

    The economic entity is exposed to changes in interest rates and foreign exchange rates. It is the economic entity's policy to use derivative financial instruments to hedge a portion of these risks. Economic entity policy is not to enter, hold or issue derivative financial instruments for trading purposes.

    Derivative financial instruments that are designated as hedges of firm commitments and are effective as hedges of underlying exposures are accounted for on the same basis as the underlying exposure. Gains/ losses relating to hedges of specific purchase/sale commitments are deferred and recognised as adjustments to the carrying amount of the hedged transactions

2. OPERATING REVENUE

                                                                                                   1996       1995
                                                                                                  A $'000    A $'000
                                                                                                 ---------  ---------
Operating profit is determined after crediting the following items:
  Sales revenue................................................................................     43,026     27,334
Other revenue
  Insurance recovery...........................................................................     --             29
  Interest received from other persons.........................................................         83         90
  Foreign currency gains.......................................................................        502         70
  Sundry.......................................................................................        780        244
  Gross proceeds from sale of non-current assets...............................................        185        440
  Write back provision for doubtful debts......................................................     --            194
                                                                                                 ---------  ---------
                                                                                                    44,576     28,401
                                                                                                 ---------  ---------

                        STANLEY MINING SERVICES LIMITED

                        NOTES TO AND FORMING PART OF THE
                 CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                   FOR THE YEARS ENDED JUNE 30, 1996 AND 1995

3. OPERATING PROFIT

    Operating profit is determined after charging the following items:

A) OPERATING EXPENSES

                                                                                                    1996         1995
                                                                                                   A $'000      A $'000
                                                                                                 -----------  -----------
Contributions to superannuation................................................................         497          271
Interest paid or due and payable to other persons..............................................         457          325
Finance charges on capitalised leases..........................................................      --                3
Lease rental expenses, operating leases........................................................          33           14
Depreciation of property, plant and equipment..................................................       2,842        1,734
Foreign currency losses........................................................................         480       --
Write down in value of inventories.............................................................         899        1,212
Amounts set aside to provision for:
Employee entitlements..........................................................................          29          136

B) SALE OF NON-CURRENT ASSETS

Profit on sales of property, plant and equipment..........................          69          252
Profit/(loss) on sale of investments......................................         (20)          27

4. AUDITORS' REMUNERATION

                                                                                                    1996         1995
                                                                                                   A $'000      A $'000
                                                                                                 -----------  -----------
Amounts received or due and receivable for audit and other services provided by KPMG
  --audit services.............................................................................          79           65
  --other services.............................................................................          59          154
                                                                                                        ---          ---
                                                                                                        138          219
                                                                                                        ---          ---

5. ABNORMAL ITEM

Exploration expenditure written off.......................................      --              494
                                                                                   ---          ---
Aggregate abnormal items before income tax................................      --              494
                                                                                   ---          ---

                        STANLEY MINING SERVICES LIMITED

                        NOTES TO AND FORMING PART OF THE
                 CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                   FOR THE YEARS ENDED JUNE 30, 1996 AND 1995

6. INCOME TAX EXPENSE

                                                                                                    1996         1995
                                                                                                   A $'000      A $'000
                                                                                                 -----------  -----------
A) The prima facie income tax expense at 36% (1995: 33%) on operating profit...................       2,024        1,276
  Increase in income tax expense due to non-tax deductible items:
  Depreciation of revaluation increment on property, plant and equipment.......................          --           22
  Write-off of exploration expenditure.........................................................          --          163
  Write down in Ghana withholding tax..........................................................          36           --
  Sundry items (including entertainment).......................................................          (3)           1
  Capital losses on disposal of investments....................................................           7           --
  Decrease in income tax expense due to:
  Allowable preliminary expenses...............................................................          --          (80)
                                                                                                 -----------       -----
  Income tax expense on operating profit.......................................................       2,064        1,382
  Add: Income tax expense under (over) provided from prior period..............................         142          (30)
  Add: Income tax expense arising from tax rate adjustment.....................................          --          156
  Less: Foreign tax credit.....................................................................        (157)          --
                                                                                                 -----------       -----
  Total income tax expense attributable to operating profit....................................       2,049        1,508
                                                                                                 -----------       -----
  Total income tax expense is made up of:
    Current income tax provision...............................................................       1,734          788
    Deferred income tax provision..............................................................         870          798
    Future income tax benefit..................................................................        (697)         (48)
    Under (over) provision in prior year.......................................................         142          (30)
                                                                                                 -----------       -----
                                                                                                      2,049        1,508
                                                                                                 -----------       -----

B) PROVISION FOR CURRENT INCOME TAX

                                                                                                    1996         1995
                                                                                                   A $'000      A $'000
                                                                                                 -----------  -----------
Movements during the year were as follows:
Balance at beginning of year...................................................................         466          612
Current year's income tax expense on operating profit..........................................       1,734          788
Paid in year...................................................................................      (1,413)        (712)
Foreign tax credit.............................................................................         178         (187)
Under (over) provision prior year..............................................................          77          (35)
                                                                                                 -----------       -----
Balance at the end of year.....................................................................       1,042          466
                                                                                                 -----------       -----

                        STANLEY MINING SERVICES LIMITED

                        NOTES TO AND FORMING PART OF THE
                 CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                   FOR THE YEARS ENDED JUNE 30, 1996 AND 1995

6. INCOME TAX EXPENSE (CONTINUED)

                                                                                                    1996         1995
                                                                                                   A $'000      A $'000
                                                                                                 -----------  -----------

C) PROVISION FOR DEFERRED INCOME TAX

    Provision for deferred income tax comprises the estimated expense at current income tax rates on the following items:

Difference in depreciation and amortisation of property, plant and equipment for accounting and
  income tax purposes..........................................................................       1,140          814
Expenditure currently deductible but deferred and amortised for accounting
  purposes..................................................................       1,739        1,195
                                                                              -----------       -----
                                                                                   2,879        2,009
                                                                              -----------       -----

D) FUTURE INCOME TAX BENEFIT

    Future income tax benefit comprises the estimated future benefit at current income tax rates of the following items:

Provisions and accrued employee entitlements not currently deductible.......         126          169
Unrealised currency differences.............................................          74           --
Excess foreign tax credit carried forward...................................         666           --
                                                                              -----------       -----
                                                                                     866          169
                                                                              -----------       -----
E) Future Income Tax Benefit not brought to account.........................         228          228

    The potential future income tax benefit in a controlled entity, which is a company, arising from exploration expenditure has not been recognised as an asset because recovery is not virtually certain.

    The potential future income tax benefit will only be obtained if:

 (i) the relevant company derives future assessable income of a nature and an amount sufficient to enable the benefit to be realised, or the benefit can be utilised by another company in the economic entity in accordance with
    Section 80G of the Income Tax Assessment Act 1936;

 (ii) the relevant Company and/or the economic entity continues to comply with the conditions for deductibility imposed by the law; and

(iii) no changes in tax legislation adversely affect the relevant company and/or the economic entity in realising the benefit.

                        STANLEY MINING SERVICES LIMITED

                        NOTES TO AND FORMING PART OF THE
                 CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                   FOR THE YEARS ENDED JUNE 30, 1996 AND 1995

7. DIVIDENDS

A) DIVIDENDS RESCINDED

                                                                                            1996          1995
                                                                                          A $'000       A $'000
                                                                                        ------------  ------------
  A partially franked ordinary dividend of 10.5 cents per share which had been provided for at 30 June, 1994 was subsequently rescinded by a resolution of
  shareholders on 1 November, 1994. ..................................................            --         1,900

B) DIVIDENDS PROVIDED FOR

  Dividends provided for by the Company are a final ordinary dividend of 4 cents per share (1995: 2 cents) fully franked to 100% from profits taxed at 36% (1995:fully franked to 72% from profits taxed at 39% and to 28% from profits taxed at 33%) is recommended by the
  Directors. ........................................................      1,910        701

C) DIVIDEND FRANKING ACCOUNT

  Estimated amounts of retained profits and reserves that could be distributed as franked dividends using franking credits already in existence or which will arise from income tax payments in the following period, and after deducting franking credits to be used in payment of the above dividends:
  --franked at 36%...................................................      2,391      1,922

8. BASIC EARNINGS PER SHARE

  Basic Earnings per Share...........................................      10.1c       9.3c
  Weighted average number of ordinary shares used in calculation of basic earnings per share...........................................  35,416,388 25,375,624

9. STATEMENT OF OPERATIONS OF SEGMENTS CONSOLIDATED

INDUSTRY SEGMENTS

The economy entity operates predominantly in the mining industry.

                        STANLEY MINING SERVICES LIMITED

                        NOTES TO AND FORMING PART OF THE
                 CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                   FOR THE YEARS ENDED JUNE 30, 1996 AND 1995

9. STATEMENT OF OPERATIONS OF SEGMENTS CONSOLIDATED (CONTINUED)
GEOGRAPHICAL SEGMENTS

The economic entity has operations and assets in Australia and Africa. Segmental revenue and assets are as follows.

                   AUSTRALIA                 AFRICA                  EUROPE               ELIMINATIONS           CONSOLIDATIONS
                1996        1995        1996        1995        1996        1995        1996        1995        1996        1995
             ----------  ----------  ----------  ----------      -----   ----------  ----------  ----------  ----------  ----------
                 $'000       $'000       $'000       $'000       $'000       $'000       $'000       $'000       $'000       $'000
             ----------  ----------  ----------  ----------      -----   ----------  ----------  ----------  ----------  ----------
Revenue....     28,585      14,156      25,608      18,713          --         182      (9,617)     (4,650)     44,576      28,401
Segment
  operating
  profit
  before
  tax......      4,415       2,937       2,162       1,169          --           5        (955)       (242)      5,622       3,869
Income tax
  attributable
  to the
  operating
  profit...                                                                                                     (2,049)     (1,508)
Operating
  profit
  after
  income
  tax......                                                                                                      3,573       2,361
Segment
  Assets...     17,659      10,533      18,692      14,107                                (955)       (242)     35,396      24,398

10. RECEIVABLES

                                                                                                         1996       1995
                                                                                                        A $'000    A $'000
                                                                                                       ---------  ---------
CURRENT
Trade debtors.............................................................................                 9,586      5,781
Other debtors.............................................................................                   388        238
                                                                                                       ---------  ---------
                                                                                                           9,974      6,019
                                                                                                       ---------  ---------

                        STANLEY MINING SERVICES LIMITED

                        NOTES TO AND FORMING PART OF THE
                 CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                   FOR THE YEARS ENDED JUNE 30, 1996 AND 1995

11. INVESTMENTS

Investment in other corporations Shares in listed companies--at
  cost..............................................................                      8           97
Investments in associated entities..................................                    495          140
                                                                                      -----        -----
                                                                                        503          237
                                                                                      -----        -----
Shares in listed companies--at market value.........................                     17          123
                                                                                      -----        -----
The amount of capital gains tax that would be payable if the quoted shares in other corporations were sold at balance date at the
  disclosed market values should not exceed:........................                      3            8

Associated Companies
The Company holds a 50% interest in Equigold (Ghana) Limited.

12. INVENTORIES

                                                                                                        1996         1995
                                                                                                       A $'000      A $'000
                                                                                                     -----------  -----------
Drilling supplies, stores and spare parts for drilling rigs
-- unused items at cost.................................................................                  3,711        1,530
-- used items at impaired value.........................................................                  1,164        1,260
                                                                                                          -----        -----
                                                                                                          4,875        2,790
                                                                                                          -----        -----

13. OTHER

                                                                                                        1996         1995
                                                                                            NOTE       A $'000      A $'000
                                                                                          ---------  -----------  -----------
CURRENT
Prepayments.............................................................................                    513          436
Withholding tax.........................................................................                 --              231
Deferred expenditure....................................................................                    182       --
                                                                                                          -----        -----
                                                                                                            695          667
                                                                                                          -----        -----
NON-CURRENT
Future income tax benefit...............................................................      6             866          169
                                                                                                          -----        -----

                        STANLEY MINING SERVICES LIMITED

                        NOTES TO AND FORMING PART OF THE
                 CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                   FOR THE YEARS ENDED JUNE 30, 1996 AND 1995

14. PROPERTY, PLANT AND EQUIPMENT

                                                                                                       1996       1995
                                                                                                      A $'000    A $'000
                                                                                                     ---------  ---------
Freehold land
  --at independent valuation 1996 (1995:1992)...........................................                   156         30
Freehold buildings
  --at independent valuation 1996 (1995:1992)...........................................                    92        123
  --accumulated depreciation............................................................                    (1)       (33)
                                                                                                     ---------  ---------
                                                                                                            91         90
                                                                                                     ---------  ---------
Buildings on concessional land
  --at cost.............................................................................                   323        277
  --accumulated depreciation............................................................                   (55)       (24)
                                                                                                     ---------  ---------
                                                                                                           268        253
                                                                                                     ---------  ---------
                                                                                                           359        343
                                                                                                     ---------  ---------
Plant and equipment
  --at cost.............................................................................                 2,432      1,632
  --accumulated depreciation............................................................                  (868)      (510)
                                                                                                     ---------  ---------
                                                                                                         1,564      1,122
                                                                                                     ---------  ---------
  --at independent valuation 1987.......................................................                    75         75
  --accumulated depreciation............................................................                   (75)       (75)
                                                                                                     ---------  ---------
                                                                                                        --         --
                                                                                                     ---------  ---------
                                                                                                         1,564      1,122
                                                                                                     ---------  ---------
Motor vehicles and drilling rigs
  -at cost..............................................................................                20,148     13,812
  -accumulated depreciation.............................................................                (6,230)    (4,225)
                                                                                                     ---------  ---------
                                                                                                        13,918      9,587
                                                                                                     ---------  ---------
  --at independent valuation 1987.......................................................                 1,250      1,300
  --accumulated depreciation............................................................                (1,136)    (1,062)
                                                                                                     ---------  ---------
                                                                                                           114        238
                                                                                                     ---------  ---------
                                                                                                        14,032      9,825
Capital works in progress--at cost......................................................                   988        789
                                                                                                     ---------  ---------
Total property, plant & equipment
  --net book value......................................................................                17,099     12,109
                                                                                                     ---------  ---------

a) Freehold land and buildings were revalued in May 1996, by an independent valuer, Brad Reed, AVLE (Val & Econ), on the basis of the open market value of the properties concerned in their existing use. The directors are of the opinion that this basis provides a reasonable estimate of recoverable amount.

                        STANLEY MINING SERVICES LIMITED

                        NOTES TO AND FORMING PART OF THE
                 CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                   FOR THE YEARS ENDED JUNE 30, 1996 AND 1995

14. PROPERTY, PLANT AND EQUIPMENT (CONTINUED)
    The net surplus on revaluation of the land and buildings during 1996 of $139,000 was transferred to the asset revaluation reserve (note 20).

    This valuation is in accordance with the Company's policy of obtaining an independent valuation of land and buildings every three years.

    In revaluing freehold land and buildings the Directors have not taken into account the potential impact of capital gains tax on the grounds that the assets are an integral part of the Company's operations and there is no intention to sell the assets.

15. CREDITORS AND BORROWINGS

                                                                                                      1996         1995
                                                                                          NOTE       A $'000      A $'000
                                                                                        ---------  -----------  -----------
CURRENT
Trade creditors.......................................................................                  3,824        3,318
Bank overdraft
  --secured...........................................................................     16           1,321       --
  --unsecured.........................................................................                 --               43
Hire purchase liabilities
  --secured...........................................................................     16, 22      --            2,266
Bank loan
  --unsecured.........................................................................     16           1,180       --
                                                                                                        -----        -----
                                                                                                        6,325        5,627
                                                                                                        -----        -----
NON-CURRENT
Hire purchase liabilities
  --secured...........................................................................     16, 22      --            2,136
Bank bill facility
  --secured...........................................................................     16           7,767       --
Bank loan
  --unsecured.........................................................................     16             243          648
                                                                                                        -----        -----
                                                                                                        8,010        2,784
                                                                                                        -----        -----
                                                                                                        -----        -----

                        STANLEY MINING SERVICES LIMITED

                        NOTES TO AND FORMING PART OF THE
                 CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                   FOR THE YEARS ENDED JUNE 30, 1996 AND 1995

16. FINANCING ARRANGEMENTS

                                                                                                   1996       1995
                                                                                                  A S`000    A $`000
                                                                                                 ---------  ---------
The economic entity has access to the following lines of credit:
Total facilities available:

Bank overdraft/bill facility...................................................................      9,300        300
Bank credit facility...........................................................................         50         30
Bank loan......................................................................................      1,423        648
Floating debenture.............................................................................     --          1,078
Hire purchase facilities.......................................................................     --          3,324
                                                                                                 ---------  ---------
                                                                                                    10,773      5,380
                                                                                                 ---------  ---------
Facilities utilised at balance date:

Bank overdraft.................................................................................      1,321     --
Bank bill facility.............................................................................      7,767     --
Bank credit facility...........................................................................     --         --
Bank loan......................................................................................      1,423        648
Floating debenture.............................................................................     --          1,078
Hire purchase facilities.......................................................................     --          3,324
                                                                                                 ---------  ---------
                                                                                                    10,511      5,050
                                                                                                 ---------  ---------
Facilities not utilised at balance date:

Bank overdraft/bill facility...................................................................        212        300
Bank credit facility...........................................................................         50         30
                                                                                                 ---------  ---------
                                                                                                       262        330
                                                                                                 ---------  ---------

BANK OVERDRAFT/CREDIT FACILITY

    The bank overdraft/credit facilities are secured by a registered first mortgage debenture over the economic entity's assets and undertakings.

    The bank overdraft/credit facility is of a continuous nature, subject to satisfactory annual review.

BANK LOAN

    The bank loan is unsecured and was established to finance the purchase of 3 drilling rigs for the Company's Ghana operations.

    The loan is payable according to a schedule of payment due for completion in May 1998.

                        STANLEY MINING SERVICES LIMITED

                        NOTES TO AND FORMING PART OF THE
                 CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                   FOR THE YEARS ENDED JUNE 30, 1996 AND 1995

17. AMOUNTS PAYABLE/RECEIVABLE IN FOREIGN CURRENCIES

    The Australian dollar equivalents to unhedged amounts payable or receivable in foreign currencies calculated at year end exchange rates are as follows:

                                                                                                   1996       1995
                                                                                                  A S`000    A $`000
                                                                                                 ---------  ---------
United States Dollars
Amounts payable--current.......................................................................        188         57
Amounts receivable--current....................................................................      5,851      4,460
Ghanaian Cedis
Amounts payable--current.......................................................................        189        250
Amounts receivable--current....................................................................        116         36
Swedish Kroner
Amounts payable--current.......................................................................        275        297

18. PROVISIONS

                                                                                                        1996         1995
                                                                                            NOTE       A $'000      A $'000
                                                                                          ---------  -----------  -----------
CURRENT
Dividends...............................................................................      7           1,910          701
Employee entitlements...................................................................     21             338          267
Income tax..............................................................................      6           1,042          466
                                                                                                          -----        -----
                                                                                                          3,290        1,434
                                                                                                          -----        -----
NON-CURRENT
Employee entitlements...................................................................     21               7            6
Deferred income tax.....................................................................      6           2,879        2,009
                                                                                                          -----        -----
                                                                                                          2,886        2,015
                                                                                                          -----        -----

19. SHARE CAPITAL

                                                                                                   1996       1995
                                                                                                  A S`000    A $`000
                                                                                                 ---------  ---------
(A) AUTHORISED CAPITAL
   250,000,000 ordinary shares of $0.20 each...................................................     50,000     50,000
                                                                                                 ---------  ---------
(B) ISSUED CAPITAL
   36,089,420 ordinary shares of $0.20 each (1995: 35,079,870).................................      7,218      7,016
                                                                                                 ---------  ---------
                                                                                                     7,218      7,016
                                                                                                 ---------  ---------

                        STANLEY MINING SERVICES LIMITED

                        NOTES TO AND FORMING PART OF THE
                 CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                   FOR THE YEARS ENDED JUNE 30, 1996 AND 1995

19. SHARE CAPITAL (CONTINUED)

ORDINARY SHARES

    On 1 March, 1996, the Company made an issue of 1,009,550 ordinary shares of 20 cents each at 54 cents per share in accordance with the Dividend Reinvestment Plan.

EMPLOYEE SHARE OPTION PLAN

    On 30 May, 1996, the Directors resolved to issue 1,000,000 options to the employees of the Company at an exercise price of 67 cents each under the terms of the Stanley Mining Services Limited Employee Share Option Plan. On 28 June, 1996, the Shareholders approved the issue of up to 200,000 of these options to Mr. L. D. Humfrey, a director of the Company.

    At 30 June 1996 no options have been allocated.

20. RESERVES

                                                                                                            1996         1995
                                                                                               NOTE        A$'000       A$'000
                                                                                               -----     -----------  -----------
Asset revaluation reserve.................................................................                      142            3
Share premium.............................................................................                    2,280        1,937
                                                                                                              -----        -----
                                                                                                              2,422        1,940
                                                                                                              -----        -----
Movements during the year
Share premium
Balance at beginning of year..............................................................                    1,937       --
Add: Premium on ordinary shares issued during the year....................................          19          343        2,700
Less: Share issue expenses applied........................................................                   --              763
                                                                                                              -----        -----
Balance at end of year....................................................................                    2,280        1,937
                                                                                                              -----        -----
Asset revaluation
Balance at beginning of year..............................................................                        3            3
Add: Revaluation increment on freehold land and buildings.................................          14          139       --
                                                                                                              -----        -----
Balance at end of year....................................................................                      142            3
                                                                                                              -----        -----

21. EMPLOYEE ENTITLEMENTS

                                                                                                            1996         1995
                                                                                               NOTE        A$'000       A$'000
                                                                                               -----     -----------  -----------
Aggregate employee entitlements, including on-costs
--Current.................................................................................          18          338          267
--Non-Current.............................................................................          18            7            6
                                                                                                              -----        -----
                                                                                                                345          273
                                                                                                              -----        -----

                        STANLEY MINING SERVICES LIMITED

                        NOTES TO AND FORMING PART OF THE
                 CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                   FOR THE YEARS ENDED JUNE 30, 1996 AND 1995

21. EMPLOYEE ENTITLEMENTS (CONTINUED)
    The present value of employee entitlements not expected to be settled within twelve months of balance date have not been calculated as the amounts are considered to be immaterial.

22. COMMITMENTS

                                                                                                            1996         1995
                                                                                               NOTE        A$'000       A$'000
                                                                                               -----     -----------  -----------
NON CANCELLABLE OPERATING LEASE COMMITMENTS
Future operating leases not provided for in the financial statements & payable:
  Not later than one year.................................................................                      138           17
  Later than one year but not later than two years........................................                      138       --
  Later than two years but not later than five years......................................                      414       --
                                                                                                              -----        -----
                                                                                                                690           17
                                                                                                              -----        -----
HIRE PURCHASE COMMITMENTS
Future hire purchase commitments are payable as follows:
  Not later than one year.................................................................                   --            2,628
  Later than one year but not later, than two years.......................................                   --            1,592
  Later than two years but not later that five years......................................                   --              721
                                                                                                              -----        -----
                                                                                                             --            4,941
Less: Future term charges.................................................................                   --             (539)
                                                                                                              -----        -----
                                                                                                             --            4,402
                                                                                                              -----        -----
Disclosed as:
  Current.................................................................................          15       --            2,266
  Non-current.............................................................................          15       --            2,136
                                                                                                              -----        -----
                                                                                                             --            4,402
                                                                                                              -----        -----
CAPITAL EXPENDITURE COMMITMENTS
Contracted but not provided for and payable as follows:
  Not later than one year.................................................................                      732       --
  Later than one year but not later than two years........................................                      284       --
                                                                                                              -----        -----
                                                                                                              1,016       --
                                                                                                              -----        -----

SUPERANNUATION COMMITMENTS

    The Company and its controlled entities contribute to various employee defined contribution superannuation funds in accordance with the requirements of the Superannuation Guarantee Administration Act 1992. The contributions are based on a percentage of employee gross salaries. All employees are entitled to benefits on retirement, disability or death.

    The Company and other controlled entities are under no legal obligation to make up any shortfall in the fund's assets to meet payments due to employees.

                        STANLEY MINING SERVICES LIMITED

                        NOTES TO AND FORMING PART OF THE
                 CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                   FOR THE YEARS ENDED JUNE 30, 1996 AND 1995

23. DEED OF CROSS GUARANTEE

    Pursuant to an ASC Class Order 95/1530 dated 31 October, 1995, relief was granted to the wholly-owned subsidiaries listed below from the Corporations Law requirements for preparation, audit, and publication of accounts.

    It is a condition of the Class Order that the Company and each of the subsidiaries enter into a Deed of Cross Guarantee. The effect of the Deed is that the Company guarantees to each creditor payment in full of any debt in the event of winding up of any of the subsidiaries under certain provisions of the Corporations Law. If a winding up occurs under other provisions of the Law, the Company will only be liable in the event that after six months any creditor has not been paid in full. The subsidiaries have also given similar guarantees in the event that the Company is wound up.

    The Subsidiaries subject to the Deed are:

        Stanmines NL (ACN 009 248 122)

        International Mining Services Pty Ltd (ACN 008 945 471)

    At balance date, the Company and subsidiaries which are a party to the Deed have aggregate assets of $35,606,308 (1995: $25,042,078); aggregate liabilities of $19,673,046 (1995: $10,600,721); and their contribution to the consolidated operating profit after income tax for the year was $3,573,251 (1995:
$2,754,587).

24. PARTICULARS IN RELATION TO CONTROLLED ENTITIES

                                                                                                                       CONTRIBUTION
                                                                                                   BOOK VALUE OF       TO
                                                                                                    EACH PARENT        CONSOLIDATED
                                                                          INTEREST HELD         ENTITY'S INVESTMENT     PROFIT
                                                                                                                       AFTER TAX
                                                         CLASS OF         -------------        ----------------------  ---------
                                              NOTE        SHARES        1996         1995        1996        1995        1996
                                              -----     -----------     -----        -----     ---------     -----     ---------
                                                                          %            %           $           $         $'000
                                                                        -----        -----     ---------     -----     ---------
Stanley Mining Services Limited..........                                                                                  1,766
CONTROLLED ENTITIES
International Mining Services Pty Ltd....          (i)  Ord.......          100          100         100         100       1,807
Stanmines NL.............................          (i)         Ord          100          100           5           5      --
Stanley Exploration & Mining Company
  Ltd....................................         (ii)         Ord          100          100          50          50      --
Stanmines Ghana Ltd......................         (ii)         Ord          100          100          50          50      --
Stanley Mining Services (Tanzania) Ltd...        (iii)         Ord          100          100           4      --          --
                                                                                                                       ---------
                                                                                                                           3,573
                                                                                                                       ---------


                                             1995
                                           ---------
                                             $'000
                                           ---------
Stanley Mining Services Limited..........      2,381
CONTROLLED ENTITIES
International Mining Services Pty Ltd....        475
Stanmines NL.............................         (1)
Stanley Exploration & Mining Company
  Ltd....................................       (494)
Stanmines Ghana Ltd......................     --
Stanley Mining Services (Tanzania) Ltd...     --
                                           ---------
                                               2,361
                                           ---------

NOTES

(i) International Mining Services Pty Ltd and Stanmines NL have each entered into a Deed of Cross Guarantee with Stanley Mining Services in respect of relief granted from specified accounting and financial reporting requirements in accordance with a class order. Refer Note 23.

(ii) Stanley Exploration & Mining Company Ltd and Stanmines Ghana NL were incorporated in and carry on business in Ghana.

                        STANLEY MINING SERVICES LIMITED

                        NOTES TO AND FORMING PART OF THE
                 CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                   FOR THE YEARS ENDED JUNE 30, 1996 AND 1995

24. PARTICULARS IN RELATION TO CONTROLLED ENTITIES (CONTINUED)
(iii) Stanley Mining Services(Tanzania) Ltd was incorporated in and carries on business in Tanzania.

25. ACQUISITION/DISPOSAL OF CONTROLLED ENTITIES

    During the year the economic entity ceased to have management control in Equigold (Ghana) Ltd. The economic entity retains its 50% interest in the entity.

26. INVESTMENTS IN ASSOCIATED COMPANIES

EQUITY INFORMATION

    Investments in associated companies are accounted for on a cost basis in the Company Financial Statements and the Consolidated Accounts.

    Information about the investments under the equity accounting method is set out below:

                                                                                                      1996         1995
                                                                                                     A$'000       A$'000
                                                                                                   -----------  -----------
Share of associated companies' operating profit/(loss) and extraordinary items after income
  tax............................................................................................          (5)      --
                                                                                                          ---          ---
Share of associated companies' profits/(losses) not brought to account in the consolidated
  accounts.......................................................................................          (5)      --
                                                                                                          ---          ---
Share of associated companies' accumulated losses................................................          (5)      --
Cost of Investment...............................................................................         495          140
                                                                                                          ---          ---
Equity Accounted Amount of Investment............................................................         490          140
                                                                                                          ---          ---

                                                                                                           INVESTMENT
                                                                                                         CARRYING VALUE
                                                                                   INTEREST
                                                                            ----------------------  ------------------------
                                   PRINCIPLES     PLACE OF      CLASS OF      1996        1995         1996         1995
NAME                               ACTIVITIES      INCORP.        SHARE         %           %          $'000        $'000
---------------------------------  -----------  -------------  -----------  ---------     -----        -----        -----
Equigold (Ghana) Ltd.............  Exploration          Ghana        Ord.          50          50          339          140
Equigold (Cote D'Ivoire) SA......  Exploration  Cote D'Ivoire  Ord.......        42.5      --              156       --
                                                                                                           ---          ---
                                                                                                           495          140
                                                                                                           ---          ---

The balance date of Associated Companies is June 30 1996.

                        STANLEY MINING SERVICES LIMITED

                        NOTES TO AND FORMING PART OF THE
                 CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                   FOR THE YEARS ENDED JUNE 30, 1996 AND 1995

27. DIRECTORS' REMUNERATION

                                                                                                            1996         1995
                                                                                                         -----------  -----------
REMUNERATION OF DIRECTORS
The number of Directors of the Company, including Executive Directors, whose income from the Company or related bodies corporate, falls within the following bands:
  $ 10,000-$19,999........................................................................                   --                2
  $ 20,000-$29,999........................................................................                        2       --
  $ 30,000-$39,999........................................................................                   --                1
  $160,000-$169,999.......................................................................                   --                1
  $200,000-$209,999.......................................................................                        1       --
  $210,000-$219,999.......................................................................                        1            1


                                                                                                           A$'000       A$'000
                                                                                                         -----------  -----------
Total income received or due and receivable by all Directors of each entity in the
  economic entity from the Company, related bodies corporate, or controlled entities. ....                      467          444

    The above amounts (including the comparatives) are disclosed in accordance with ASC Class Order 95/741 dated 27 June, 1995. These amounts are disclosed in aggregate as the Directors believe that provision of full particulars would be unreasonable.

    Directors' income includes amounts paid by the Company during the year to indemnify executives, but does not include insurance premiums paid by the Company or related bodies corporate in respect of Directors' and Officers' liabilities insurance contracts as the insurance policies do not specify premiums paid in respect of individual Directors. Details of insurance premiums paid are set out in the Directors Report.

                        STANLEY MINING SERVICES LIMITED

                        NOTES TO AND FORMING PART OF THE
                 CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                   FOR THE YEARS ENDED JUNE 30, 1996 AND 1995

28. EXECUTIVES REMUNERATION

                                                                                                            1996         1995
                                                                                                         -----------  -----------
EXECUTIVES INCOME
The income of executives who work wholly or mainly outside Australia is not included in this disclosure.
The number of executive officers of the economic entity whose income from the Company, entities in the economic entity, or related entities falls within the following bands:
  $100,000--$109,999......................................................................                        1       --
  $110,000--$119,999......................................................................                        1            1
  $160,000--$169,999......................................................................                   --                1
  $200,000--$209,999......................................................................                        1       --
  $210,000--$219,999......................................................................                        1            1


                                                                                                           A$'000       A$'000
                                                                                                         -----------  -----------
Total income received, or due and receivable, from the Company, entities in the economic entity, or related entities by executive officers of the economic entity whose income
  exceeds $100,000........................................................................                      641          492

29. RELATED PARTIES

DIRECTORS

    The names of each person holding the position of Director of Stanley Mining Services Limited during the financial year are Messrs M. D. Perrott, R. F. Stanley, L. D. Humfrey, N. Giorgetta, P. E. Huston and T. R. Kestel. Details of Directors' remuneration are set out in Note 27.

    Apart from the details disclosed in this note, no Director has entered into a material contract with the Company or the economic entity since the end of the previous financial year, and there were no material contracts involving Directors' interests subsisting at year end.

    The following transactions with Directors and their Director related entities were conducted on normal commercial terms and conditions no more favourable than those available, or which might reasonably be expected to be available, on similar transactions to non-director related entities on an arm's length basis.

        1. Mr. Stanley and Mr. Kestel are directors of Sierra Bay Pty Ltd which has entered into a contract with the Company. The contract is an agreement to enter into an operating lease with the Company at the completion of construction of an office and workshop complex. Mr. Kestel has no beneficial interest in Sierra Bay Pty Ltd.

        2. Mr. Huston is the Principal in the law firm Huston Partners being the law firm which provided services to the Company.

        3. Mr. Kestel is a director in the accounting firm Nissen Kestel and Harford which supplied accounting and taxation advice to the Company.

                        STANLEY MINING SERVICES LIMITED

                        NOTES TO AND FORMING PART OF THE
                 CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                   FOR THE YEARS ENDED JUNE 30, 1996 AND 1995

29. RELATED PARTIES (CONTINUED)
        4. Mr. Perrott is a director in Perrott Management Pty Ltd which has provided management consultancy services to the Company during the year.

    The value of transactions during the year with Directors and their Director related entities were as follows:

                                        CONSOLIDATED
                                    --------------------
               DIRECTOR RELATED       1996       1995
DIRECTOR            ENTITY              $          $
----------  ----------------------  ---------  ---------
P. Huston   Huston Partners            83,256    162,620
R. Kestel   Nissen Kestel &
            Harford                    55,590    154,352
M. Perrott  Perrott Management         84,500     49,000

Amounts payable to Directors and their Director related entities are as follows:

                                        CONSOLIDATED
                                    --------------------
                                      1996       1995
ENTITY                                  $          $
----------                          ---------  ---------
Huston Partners...................     --          7,868
Nissen Kestel and Harford.........     --          7,262
Perrott Management................      7,000      7,000

DIRECTORS HOLDINGS OF SHARES

    The relevant interest of Directors of the reporting entity and their Director related entities in shares of entities within the economic entity at year end are set out below:

                                                           CONSOLIDATED
                                                           NUMBER HELD
                                                       --------------------
                                                         1996       1995
                                                       ---------  ---------
Stanley Mining Services Limited
  $0.20 Ordinary Shares..............................  22,820,388 21,330,703
                                                       ---------  ---------

    WHOLLY OWNED GROUP

    Details of interests in wholly owned controlled entities are set out in Note
24. Details of dealings with these entities are set out below.

TRANSACTIONS WITHIN THE WHOLLY-OWNED GROUP

    Transactions between the Company and related parties in the wholly owned group consisted of:

         i) Sales and purchases of consumables and spares

         ii) Administrative and management services

        iii) Loans to entities in the wholly owned group

                        STANLEY MINING SERVICES LIMITED

                        NOTES TO AND FORMING PART OF THE
                 CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                   FOR THE YEARS ENDED JUNE 30, 1996 AND 1995

29. RELATED PARTIES (CONTINUED)
        iv) Loans repaid by entities in the wholly owned group

    Loans between entities within the wholly owned group have no fixed term or repayment schedule. There is no interest charged or receivable.

ASSOCIATED COMPANIES

    Refer to Note 26

30. NOTES TO THE STATEMENTS OF CASH FLOWS

(I) RECONCILIATION OF CASH

    For the purposes of the Statements of Cash Flows, cash includes cash on hand and at bank, net of outstanding bank overdrafts. Cash as at the end of the financial year as shown in the Statements of Cash Flows is reconciled to the related items in the Balance Sheet as follows:

                                                                                                          1996        1995
                                                                                                 NOTE    A$'000      A$'000
                                                                                           -----------  ---------  -----------
Cash.....................................................................................                   1,384       2,407
Bank overdraft...........................................................................          15      (1,321)        (43)
                                                                                                        ---------       -----
                                                                                                               63       2,364
                                                                                                        ---------       -----

(II) RECONCILIATION OF OPERATING PROFIT/(LOSS) AFTER INCOME TAX TO NET CASH PROVIDED BY OPERATING ACTIVITIES

Operating profit after income tax...................................                    3,573        2,361
Add: Items classified as financing/investing:
Finance charges.....................................................                   --                3
Add (less) non-cash items:
  (Profit) loss on sale of investments..............................                       20          (27)
  (Profit) loss on sale of property, plant and equipment............                      (69)        (252)
Depreciation and amortisation.......................................                    2,842        1,734
Foreign exchange losses on withholding tax..........................                      243       --
Exploration expenditure written off.................................                   --              494
Withholding tax written off.........................................                      100       --
                                                                                   -----------       -----
Net cash provided by operating activities before change in assets
  and liabilities...................................................                    6,709        4,313
                                                                                   -----------       -----

                        STANLEY MINING SERVICES LIMITED

                        NOTES TO AND FORMING PART OF THE
                 CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                   FOR THE YEARS ENDED JUNE 30, 1996 AND 1995

30. NOTES TO THE STATEMENTS OF CASH FLOWS (CONTINUED)

                                                                                                         1996       1995
                                                                                                        A$'000     A$'000
                                                                                                       ---------  ---------
Change in assets and liabilities during the financial year
  Increase in inventories...............................................................                  (2,085)      (812)
  Increase in other assets..............................................................                    (371)      (406)
  Increase in trade and other debtors...................................................                  (3,955)    (3,102)
  Increase in creditors and accruals....................................................                     506        851
  Increase in income taxes payable......................................................                     749        487
  Amounts set aside to provisions.......................................................                      72        135
                                                                                                       ---------  ---------
  Net cash provided by operating activities.............................................                   1,625      1,466
                                                                                                       ---------  ---------

FINANCING ARRANGEMENTS

    Refer Note 16

31. EVENTS SUBSEQUENT TO BALANCE DATE

    During July, 1996 the Company allotted 11,666,667 ordinary shares of 20 cents each at an issue price of 60 cents per share for cash.

32. EVENTS SUBSEQUENT TO 12 SEPTEMBER 1996

    On 31 October 1996, the Company issued 2,050,799 fully paid ordinary shares of 20 cents each at 65 cents per share in accordance with the Dividend Reinvestment Plan.

    On 25 November 1996, the Company announced a 1:3 Rights Issue of 17,554,439 shares of 20 cents each to fund the purchase of Glindemann & Kitching Pty Ltd. This issue was completed on 21 February 1997.

    On 17 December 1996 the Company acquired 51% of Glindemann & Kitching Pty Ltd effective from 1 October 1996. The remaining 49% will be completed in July 1997.

    On 17 December 1996 the Company made a cash issue of 2,858,000 ordinary shares of 20 cents each at 70 cents per share as part consideration of the acquisition of 51% of Glindemann & Kitching Pty Ltd.

    On 27 February 1997 the Directors resolved to allot 2,000,000 options to employees of the Company at an exercise price of 63 cents each under the terms of the Stanley Mining Services Limited Employee Share Option Plan.

    On 27 February 1997 the 1,000,000 options to employees of the Company at an exercise price of 67 cents, as previously disclosed, lapsed.

    On 27 March 1997, the Company approved the issue of 2,000,000 options to Michael Perrott, the Chairman and Managing Director, at an exercise price of 70 cents each.

                        STANLEY MINING SERVICES LIMITED

                        NOTES TO AND FORMING PART OF THE
                 CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                   FOR THE YEARS ENDED JUNE 30, 1996 AND 1995

32. EVENTS SUBSEQUENT TO 12 SEPTEMBER 1996 (CONTINUED)
    On 8 April 1997, the Company announced it had received a notice of a proposed takeover from Layne Christensen Australia Pty Ltd which is a fully owned subsidiary of Layne Christensen Company of Mission Woods, Kansas, USA. The takeover documents were posted to shareholders during May 1997.

33. RECONCILIATION FROM AUSTRALIAN GENERALLY ACCEPTED ACCOUNTING
PRINCIPLES TO UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

PRINCIPAL DIFFERENCES BETWEEN AUSTRALIAN GAAP AND US GAAP

    Financial statements in the United States are prepared in accordance with accounting principles generally accepted in the United States ("US GAAP"). In Australia financial statements are prepared in accordance with applicable accounting standards issued by the Australian Accounting Standards Board, the Australian Corporations Law, Schedule 5 to the Corporations Regulations and other mandatory professional reporting requirements (Urgent Issues Consensus Views) collectively referred to as "Australian GAAP." The principle differences between Australian GAAP and US GAAP which are material to the preparation of the consolidated financial statements of the Company are set out below in this note.

(A) MARKETABLE INVESTMENTS SECURITIES

    Under Australian GAAP marketable equity securities held for trading purposes are stated at the lower of aggregate cost or net realisable value. Marketable equity securities held for investment are stated at cost or directors' valuation.

    Under US GAAP Statement of Financial Accounting Standard No. 115 "Accounting for Certain Investments in Debt and Equity Securities ("SFAS 115"), requires investments to be classified into three categories and accounted for as follows: debt securities that the Company has the positive intent and ability to hold to maturity are classified as "held-to-maturity securities" and reported at amortised costs; debt and marketable equity securities that are bought and held principally for the purpose of selling them in the near term are classified as "trading securities" and reported at fair value, with unrealised gains and losses included in earnings; and debt and marketable equity securities not classified as either held-to-maturity securities or trading securities are classified as "available-for-sale securities" and reported at fair value, with unrealised gains and losses excluded from earnings and reported as a separate component of shareholders' equity net of tax effect.

(B) INVESTMENTS IN ASSOCIATES

    Under Australian GAAP investments in associates are initially recorded at cost. Investments in associates may be revalued. Income from investments in associates is recognised only to the extent of dividends received or receivable from post-acquisition profits of the investee.

    Under US GAAP investments in associates are accounted for under the equity method of accounting. The equity method of accounting requires the investor to recognise its proportionate share of the associates' net profit or loss for the period. Dividends received or receivable are accounted for as reductions in the carrying value of the investor's investment.

                        STANLEY MINING SERVICES LIMITED

                        NOTES TO AND FORMING PART OF THE
                 CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                   FOR THE YEARS ENDED JUNE 30, 1996 AND 1995

33. RECONCILIATION FROM AUSTRALIAN GENERALLY ACCEPTED ACCOUNTING
PRINCIPLES TO UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
(C) DEFERRED EXPENDITURE

    SHARE ISSUE EXPENSES

    Under Australian GAAP, costs of raising additional share capital are capitalised and offset against the share premium reserve when the share issue is finalised.

    Under US GAAP a similar treatment is allowed.

    INTERNAL COSTS OF ACQUISITIONS AND BUSINESS COMMENCEMENTS

    Under Australian GAAP the Company capitalises certain internal costs incurred in connection with certain business acquisitions and start up of businesses.

    Under US GAAP the internal costs incurred in connection with certain business acquisitions and business start up are expensed as incurred.

    EXPLORATION EXPENDITURE

    Under Australian GAAP, all exploration expenditure is capitalised to the extent that it is expected to be recouped through successful exploitation of the area or where exploration and evaluation activities have not yet reached a stage which permits a reasonable assessment of the existence or otherwise of economically recoverable reserves and significant activities are continuing.

    Under US GAAP, exploration expenditure in the search for mineralisation deposits is expensed as incurred. Once it is determined that mineral reserves exist and are commercially recoverable future expenditure is capitalised as development expenditure.

(D) ASSET REVALUATIONS

    Under Australian GAAP non-current assets may be revalued both upwards and downwards based on directors' valuations. An upwards revaluation is recorded by a credit to the asset revaluation reserve as a component of shareholders' equity and is not taken through the profit and loss account except where a previous revaluation decrement has been recorded for that class of assets through the profit and loss account. An impairment or downwards revaluation is taken through the profit and loss account except where there is a revaluation reserve for that particular class of assets, in which case the decrement may be debited to that asset revaluation reserve, to the extent a credit exists, rather than the profit and loss account.

    The Company assesses the recoverability of non-current assets by comparing the carrying value to the asset's undiscounted cash flow. To the extent that the asset's carrying value exceeds its undiscounted cash flow, the asset is written down to that amount.

    US GAAP does not permit the upward revaluation of such assets. US GAAP requires that an impairment of long-lived assets be recognised through the profit and loss account. Under US GAAP SFAS 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of",

                        STANLEY MINING SERVICES LIMITED

                        NOTES TO AND FORMING PART OF THE
                 CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                   FOR THE YEARS ENDED JUNE 30, 1996 AND 1995

33. RECONCILIATION FROM AUSTRALIAN GENERALLY ACCEPTED ACCOUNTING
PRINCIPLES TO UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED) entities, when assessing an asset for impairment, compare the carrying value of the asset or group of assets to the relevant expected cash flow, undiscounted and without interest. If the sum of the undiscounted cash flow is less than the asset carrying value the asset must be written down to "fair value". One method of determining an asset's fair value, in the absence of an active market, is its discounted cash flow. Once impairment is recorded, subsequent recoveries through the profit and loss account are not allowed until the asset is sold.

    Under Australian GAAP, the Company may pay dividends out of its asset revaluation reserve to the extent that a credit balance exists. Under US GAAP since no asset revaluation reserve exists, all dividends are paid out of retained earnings.

(E) INCOME TAXES

    Under Australian GAAP, income taxes are accounted for in accordance with the liability method which is equivalent in many respects to United States Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS
109). SFAS 109 requires deferred tax assets and liabilities to be recognised for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided on deferred tax assets to the extent it is not "more likely than not" that such deferred tax assets will be realised. Under SFAS 109, "more likely than not" is defined as a likelihood of more than 50 percent.

    Under Australian GAAP, deferred tax assets related to temporary differences are brought to account when they are "assured beyond a reasonable doubt" and net operating losses pass a "virtually certain" threshold. The effect of a change in tax rate is recorded in the period the government approves the budget which in financial year 1995 preceded the enactment date under US GAAP. Accordingly, the effect of the increase in the Australian tax rate from 33% to 36% is recognised for US GAAP purposes in fiscal 1996.

    With respect to business combinations accounted for as purchases, under Australian GAAP, differences in the bases of assets and liabilities as a result of purchase price adjustments do not result in the creation of a deferred tax asset or liability at the acquisition date. Under US GAAP, the differences between the assigned values and tax bases of assets and liabilities acquired in such business combinations require the recognition of deferred tax assets and liabilities at the acquisition date.

(F) DIVIDENDS

    Under Australian GAAP, dividends declared subsequent to year end are provided (accrued) for in the financial statements at year end if the declaration date is prior to the date the financial statements are signed. Under US GAAP dividends are recorded in the period declared.

                        STANLEY MINING SERVICES LIMITED

                        NOTES TO AND FORMING PART OF THE
                 CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                   FOR THE YEARS ENDED JUNE 30, 1996 AND 1995

33. RECONCILIATION FROM AUSTRALIAN GENERALLY ACCEPTED ACCOUNTING
PRINCIPLES TO UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
(G) STOCK BASED COMPENSATION

    EMPLOYEE COMPENSATION

    Under Australian GAAP, the issuance of employee stock options does not result in compensation expense. Under US GAAP, entities may account for employee stock compensation either in accordance with APB Opinion 25 "Accounting for Stock Issued to Employees" or Statement of Financial Accounting Standard 123 "Accounting for Stock Based Compensation." APB 25 requires that entities record compensation expense to the extent that the quoted market price of the underlying shares at the defined measurement date is greater than the exercise price to be paid by the employee.

    Alternatively, FAS 123 specifics that compensation costs related to stock based compensation plans shall be based on the estimated fair value of the stock option as at the grant date, with the resulting compensation being recognised over the employee vesting period. The fair value of employee stock options is determined using option pricing models such as the binomial or Black Scholes models. Presently the Company will be following APB 25 for US GAAP purposes. Given stock options granted to date have had an exercise price equal to or greater than the share trading price at date of grant. There is no impact on net income or shareholders' equity.

    NON-EMPLOYEES STOCK OPTIONS

    Under Australian GAAP, the issuance of stock options to non-employees with an exercise price equal to the current market price at date of grant results in no compensation.

    Under US GAAP, the issuance of stock options to non-employees must be accounted for under the fair value method prescribed in SFAS 123 "Accounting for Stock-Based Compensation." The fair value of the options granted will be recorded as expense over their service or vesting period.

                        STANLEY MINING SERVICES LIMITED

                        NOTES TO AND FORMING PART OF THE
                 CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                   FOR THE YEARS ENDED JUNE 30, 1996 AND 1995

33. RECONCILIATION FROM AUSTRALIAN GENERALLY ACCEPTED ACCOUNTING
PRINCIPLES TO UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
(H) PROFIT AND LOSS ACCOUNT

    Under Australian GAAP, the Company has disclosed certain items as "abnormal" in the profit and loss statement in the June 1996 accounts. There is no "abnormal items" category in a US GAAP statement of profit such that these items would be included as operating income.

                                                                                    FOR YEAR ENDED   FOR YEAR ENDED
                                                                                         1996             1995
                                                                                        A$'000           A$'000
                                                                                    ---------------  ---------------
Operating profit after income tax in accordance with Australian GAAP..............         3,573            2,361
Adjustments:
  (Realised) Unrealised gains on trading securities...............................           (26)              26
  Share of associates' net loss consisting of deferred exploration expenditure....          (199)          --
  Deferred exploration expenditure................................................        --                  (41)
  Deferred internal costs of acquisition & business commencements.................          (149)          --
  Depreciation relating to revalued assets........................................            33               34
  Gain on sale of revalued asset..................................................             7           --
  Change in tax rates.............................................................          (156)             156
  Tax effect of US GAAP adjustments...............................................            72               14
                                                                                           -----            -----
  Net profit--US GAAP.............................................................         3,155            2,550
                                                                                           -----            -----

                        STANLEY MINING SERVICES LIMITED

                        NOTES TO AND FORMING PART OF THE
                 CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                   FOR THE YEARS ENDED JUNE 30, 1996 AND 1995

33. RECONCILIATION FROM AUSTRALIAN GENERALLY ACCEPTED ACCOUNTING
PRINCIPLES TO UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)

                                                                            AS AT JUNE 30, 1996  AS AT JUNE 30, 1995
                                                                                  A$'000               A$'000
                                                                            -------------------  -------------------
Shareholders equity attributable to members of the parent entity--
  Australian GAAP.........................................................          14,885               12,538
Adjustments:
  Unrealised gains on trading securities..................................          --                       26
  Unrealised gains on available-for-sale securities.......................               9               --
  Share of associates' net loss consisting of deferred exploration
    expenditure...........................................................            (199)              --
  Deferred exploration expenditure........................................            (140)                (140)
  Deferred internal costs of acquisitions & business commencements........            (149)              --
  Asset revaluation reserve...............................................            (142)                  (3)
  Dividend paid from asset revaluation reserve............................            (188)                (188)
  Accumulated depreciation of revalued assets.............................             102                   69
  Gain on sale of revalued asset..........................................               7               --
  Dividend proposed.......................................................           1,910                  701
  Change in tax rates.....................................................          --                      156
  Cumulative tax effect of US GAAP adjustments............................             122                   46
                                                                                    ------               ------
  Shareholders' equity--US GAAP...........................................          16,217               13,205
                                                                                    ------               ------

                        STANLEY MINING SERVICES LIMITED
                  UNAUDITED CONSOLIDATED STATEMENTS OF PROFIT
                           FOR THE NINE MONTHS ENDED
                            MARCH 31, 1997 AND 1996

                                                                                                         1997       1996
                                                                                            NOTE        A$'000     A$'000
                                                                                           ------      ---------  ---------
Sales revenue.........................................................................                    47,237     30,521
Other revenue.........................................................................                     3,416        660
                                                                                                       ---------  ---------
TOTAL OPERATING REVENUE...............................................................                    50,653     31,181
                                                                                                       ---------  ---------
Operating profit before income tax....................................................            2        5,278      3,875
Income tax attributable to operating profit...........................................                     2,061      1,386
                                                                                                       ---------  ---------
OPERATING PROFIT AFTER INCOME TAX.....................................................                     3,217      2,489
Outside equity interests in operating profit..........................................                     1,219     --
                                                                                                       ---------  ---------
OPERATING PROFIT AFTER INCOME TAX ATTRIBUTABLE TO MEMBERS OF THE COMPANY..............                     1,998      2,489
Retained profits at the beginning of the financial period.............................                     5,245      3,582
                                                                                                       ---------  ---------
Retained profits at the end of the financial period...................................                     7,243      6,071
                                                                                                       ---------  ---------
                                                                                                       ---------  ---------

                 See the accompanying notes to and forming part
               of the unaudited consolidated financial statements

                        STANLEY MINING SERVICES LIMITED

                     UNAUDITED CONSOLIDATED BALANCE SHEETS

                         AS OF MARCH 31, 1997 AND 1996

                                                                          NOTE        1997       1996
                                                                                     A$'000     A$'000
                                                                                    ---------  ---------
CURRENT ASSETS
Cash.................................................................           7       4,573        389
Receivables..........................................................                  14,207      9,405
Inventories..........................................................                   8,084      4,542
Other................................................................                     966        432
                                                                                    ---------  ---------
TOTAL CURRENT ASSETS.................................................                  27,830     14,768
                                                                                    ---------  ---------

NON-CURRENT ASSETS
Investments..........................................................                   1,324        104
Property, plant & equipment..........................................                  28,139     14,236
Other................................................................                   1,479        508
                                                                                    ---------  ---------
TOTAL NON-CURRENT ASSETS.............................................                  30,942     14,848
                                                                                    ---------  ---------
TOTAL ASSETS.........................................................                  58,772     29,616
                                                                                    ---------  ---------
                                                                                    ---------  ---------

CURRENT LIABILITIES
Accounts payable.....................................................                   5,599      4,373
Borrowings...........................................................                   1,620      1,348
Provisions...........................................................                   2,821      1,055
                                                                                    ---------  ---------
TOTAL CURRENT LIABILITIES............................................                  10,040      6,776
                                                                                    ---------  ---------

NON-CURRENT LIABILITIES
Borrowings...........................................................                   1,270      4,664
Provisions...........................................................                   4,663      2,604
                                                                                    ---------  ---------
TOTAL NON-CURRENT LIABILITIES........................................                   5,933      7,268
                                                                                    ---------  ---------
TOTAL LIABILITIES....................................................                  15,973     14,044
                                                                                    ---------  ---------
SHAREHOLDERS' EQUITY
Share capital........................................................           5      14,044      7,218
Reserves.............................................................                  13,880      2,283
Retained profits.....................................................                   7,243      6,071
                                                                                    ---------  ---------
TOTAL SHAREHOLDERS' EQUITY ATTRIBUTABLE TO MEMBERS OF THE COMPANY....                  35,167     15,572
Outside equity interests in controlled entities......................                   7,632     --
                                                                                    ---------  ---------
TOTAL SHAREHOLDERS' EQUITY...........................................                  42,799     15,572
                                                                                    ---------  ---------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY...........................                  58,772     29,616
                                                                                    ---------  ---------
                                                                                    ---------  ---------

                 See the accompanying notes to and forming part
               of the unaudited consolidated financial statements

                        STANLEY MINING SERVICES LIMITED

                       UNAUDITED CONSOLIDATED STATEMENTS
                       OF CHANGES IN SHAREHOLDERS' EQUITY

                           FOR THE NINE MONTHS ENDED
                            MARCH 31, 1997 AND 1996

                                                                                                   1997       1996
                                                                                                  A$'000     A$'000
                                                                                                 ---------  ---------
AUTHORISED CAPITAL
Ordinary shares of 20 cents each...............................................................     50,000     50,000
                                                                                                 ---------  ---------
Opening balance................................................................................      7,218      7,016
Additional shares issued.......................................................................      6,826        202
                                                                                                 ---------  ---------
Total share capital............................................................................     14,044      7,218
                                                                                                 ---------  ---------
RETAINED PROFITS
Retained profits at the beginning of the financial period as stated............................      5,245      3,582
Operating profit after income tax attributable to members of the Company.......................      1,998      2,489
                                                                                                 ---------  ---------
Retained profits at the end of the financial period as stated..................................      7,243      6,071
                                                                                                 ---------  ---------
RESERVES
SHARE PREMIUM RESERVE
Opening balance................................................................................      2,280      1,937
Premium on additional shares issued............................................................     12,285        343
Share placement costs..........................................................................       (827)    --
                                                                                                 ---------  ---------
Closing balance................................................................................     13,738      2,280
                                                                                                 ---------  ---------
ASSET REVALUATION RESERVE
Opening balance................................................................................        142          3
                                                                                                 ---------  ---------
Closing balance................................................................................        142          3
                                                                                                 ---------  ---------
Total reserves.................................................................................     13,880      2,283
                                                                                                 ---------  ---------
TOTAL SHAREHOLDERS' EQUITY ATTRIBUTABLE TO THE MEMBERS OF THE COMPANY..........................     35,167     15,572
                                                                                                 ---------  ---------
OUTSIDE EQUITY INTERESTS IN CONTROLLED ENTITIES................................................      7,632     --
                                                                                                 ---------  ---------
TOTAL SHAREHOLDERS' EQUITY.....................................................................     42,799     15,572
                                                                                                 ---------  ---------

                 See the accompanying notes to and forming part
               of the unaudited consolidated financial statements

                        STANLEY MINING SERVICES LIMITED

                UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

                           FOR THE NINE MONTHS ENDED
                            MARCH 31, 1997 AND 1996

                                                                                                 1997       1996
                                                                                                A $'000    A $'000
                                                                                               ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES
Cash receipts in the course of operations....................................................     45,489     27,196
Cash payments in the course of operations....................................................    (40,741)   (24,284)
Income taxes paid............................................................................       (929)      (627)
Withholding taxes paid.......................................................................       (322)      (471)
Interest and other items of a similar nature received........................................        277         71
Interest and other finance costs paid........................................................       (282)      (308)
Dividends received...........................................................................          9     --
                                                                                               ---------  ---------
NET CASH PROVIDED BY OPERATING ACTIVITIES....................................................      3,501      1,577
                                                                                               ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES
Payment for controlled entity................................................................     (6,057)    --
Cost of acquisition..........................................................................       (361)    --
Proceeds on sale of investments attributable to minority interests...........................      1,372     --
Proceeds on sale of investments..............................................................     --              1
Proceeds on sale of plant and equipment......................................................        182         47
Payments for property, plant and equipment...................................................     (5,257)    (4,398)
Payment for investments......................................................................       (821)        (7)
                                                                                               ---------  ---------
NET CASH USED IN INVESTING ACTIVITIES........................................................    (10,942)    (4,357)
                                                                                               ---------  ---------

                 See the accompanying notes to and forming part
               of the unaudited consolidated financial statements

                        STANLEY MINING SERVICES LIMITED

                UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

                           FOR THE NINE MONTHS ENDED
                            MARCH 31, 1997 AND 1996

                                                                                                    1997       1996
                                                                                         NOTE      A $'000    A $'000
                                                                                       ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES
Dividends paid.......................................................................                  (577)      (702)
Proceeds from share issue............................................................                17,777        545
Repayment of borrowings..............................................................               (16,426)       (38)
Proceeds from borrowings.............................................................                 8,506      4,664
Hire purchase payments...............................................................                --         (4,402)
Cost of capital raising..............................................................                  (827)    --
                                                                                                  ---------  ---------
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES..................................                 8,453         67
                                                                                                  ---------  ---------
NET INCREASE (DECREASE) IN CASH HELD.................................................                 1,012     (2,713)
CASH AT THE BEGINNING OF THE FINANCIAL PERIOD........................................                    63      2,364
CASH BALANCES IN CONTROLLED ENTITIES ACQUIRED........................................                 1,878     --
                                                                                                  ---------  ---------
CASH AT THE END OF THE FINANCIAL PERIOD..............................................          7      2,953       (349)
                                                                                                  ---------  ---------

                 See the accompanying notes to and forming part
               of the unaudited consolidated financial statements

                        STANLEY MINING SERVICES LIMITED

                   NOTES TO AND FORMING PART OF THE UNAUDITED
                       CONSOLIDATED FINANCIAL STATEMENTS

               FOR THE NINE MONTHS ENDED MARCH 31, 1997 AND 1996

1. BASIS OF PREPARATION OF NINE MONTHS FINANCIAL STATEMENTS

    The general purpose nine months consolidated financial statements have been prepared in accordance with the requirements of the Corporations Law on the basis of Accounting Standard AASB 1029 and other mandatory professional reporting requirements (Urgent Issues Group Consensus Views) with the exception of disclosures of the dividend franking account and earnings per share. It is recommended that the nine months financial statements and report be read in conjunction with the 30 June 1996 Annual Financial Statements and Reports and any public announcements by Stanley Mining Services Limited and its controlled entities during the nine months in accordance with continuous disclosure obligations arising under the Corporations Law.

    The accounting policies have been consistently applied by the entities in the economic entity and are consistent with those of the previous financial year.

    The carrying amount of non-current assets are reviewed to determine whether they are in excess of their recoverable amount at the end of the nine months. If the carrying amount of a non-current asset exceeds the recoverable amount, the asset is written down to the lower amount. In assessing recoverable amounts the relevant cash flows have not been discounted to their present value.

    For the purposes of preparing the nine months financial statements, the nine months has been treated as a discrete reporting period.

    A reconciliation of the major differences between these accounts and those applicable under generally accepted accounting principles in the United States ("US GAAP") is included in note 9.

2. OPERATING PROFIT BEFORE INCOME TAX

                                                                                                      1997         1996
                                                                                                     A$'000       A$'000
                                                                                                   -----------  -----------
Operating profit before income tax has been arrived at after including:
Interest received or due and receivable..........................................................         277           71
Interest paid or due and payable (including lease finance charges)...............................         282          308
Depreciation including all forms of amortisation.................................................       3,823        2,000

3. DIVIDENDS

    Stanley Mining Services Limited paid the following dividends in respect of the nine months ended 31 March 1997 and 1996:

    4 cents per share franked to 100% with class "C" (36%) franking credits paid on 31 October 1996. The dividend was provided for at 30 June 1996.

    2 cents per share franked to 72% from profits taxed at 39% being $505,204 and franked to 28% from profit taxed at 39% being $196,393 giving a total dividend of $701,597. The dividend was paid on 1 March, 1996.

                        STANLEY MINING SERVICES LIMITED

                   NOTES TO AND FORMING PART OF THE UNAUDITED
                 CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

               FOR THE NINE MONTHS ENDED MARCH 31, 1997 AND 1996

4. CONTROL GAINED OVER ENTITY

    The economic entity gained control over the following entity during the period:

                                                                                                       CONTRIBUTION
                                                                                                 ------------------------
                                                                                                     (2)
                                                                                                    1997         1996
NAME                                                                              DATE (1)         A$'000       A$'000
----------------------------------------------------------------------------  -----------------  -----------  -----------
Glindemann & Kitching Pty Ltd...............................................   1 October 1996           733       --

------------------------

(1) Date is date control was gained.

(2) Contribution to consolidated profit after tax.

5. SHARE CAPITAL

                                                                                                   1997       1996
                                                                                                  A$'000     A$'000
                                                                                                 ---------  ---------
(a) Authorised capital 250,000,000 shares of $0.20 each........................................     50,000     50,000
                                                                                                 ---------  ---------
(b) Issued capital 70,219,325 ordinary shares of $0.20 each [1996: 36,089,420].................     14,044      7,218
                                                                                                 ---------  ---------
Total..........................................................................................     14,044      7,218
                                                                                                 ---------  ---------

ORDINARY SHARES

    Between 3 July and 16 July 1996 the Company made a cash issue of 11,666,667 ordinary shares of 20 cents each at an issue price of 60 cents to fund expansion of the drilling operations of the Company in Australia and Ghana, and to provide $1.5 million to fund the Company's portion of exploration expenditure on its mining interests in Ghana.

    On 31 October 1996, the Company issued 2,050,799 fully paid ordinary shares of 20 cents each at 65 cents per share in accordance with the Dividend Reinvestment Plan.

    On 17 December 1996 the Company made a cash issue of 2,858,000 ordinary shares of 20 cents each at 70 cents per share as part consideration of the acquisition of 51% of Glindemann & Kitching Pty Ltd.

EMPLOYEE SHARE OPTION PLAN

    On 27 February 1997, the Company issued 2,000,000 options to employees of the Company at an exercise price of 63 cents each under the terms of the Stanley Mining Services Limited Employee Share Option Plan. At 31 March 1997 no options had been exercised.

OPTIONS

    On 27 March 1997, the Company issued 2,000,000 options to Michael Perrott, the Managing Director and Chairman, at an exercise price of 70 cents each in consideration of him entering into a 2 year service agreement as follows:

    1,000,000 options exercisable on after 1 February 1998 and prior to 31 January 2003.

                        STANLEY MINING SERVICES LIMITED

                   NOTES TO AND FORMING PART OF THE UNAUDITED
                 CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

               FOR THE NINE MONTHS ENDED MARCH 31, 1997 AND 1996

5. SHARE CAPITAL (CONTINUED)
    1,000,000 options exercisable on or after 1 February 1999 and prior to 31 January 2003.

RIGHTS ISSUE

    On 21 February 1997, the Company issued 17,554,439 shares at an issue price of 50 cents pursuant to a prospectus dated 20 December 1996. The purpose of the issue was to repay the short term debt facility taken out by the Company to partially fund the Glindemann & Kitching Pty Ltd acquisition and to provide further working capital to the Company.

6. INVESTMENTS IN ASSOCIATED COMPANIES EQUITY INFORMATION

    Investments in associated companies are accounted for on a cost basis in the nine months consolidated financial statements.

    Information about the investments under the equity accounting method is set out below:

                                                                                                      1997         1996
                                                                                                     A$'000       A$'000
                                                                                                   -----------  -----------
Share of associated companies' operating profit (loss) and extra ordinary items after income
  tax............................................................................................      --           --
                                                                                                        -----          ---
Share of associated companies' profits (losses) not brought to account in the consolidated
  accounts.......................................................................................      --           --
                                                                                                        -----          ---
Share of associated companies' accumulated losses................................................          (5)      --
Cost of investment...............................................................................       1,092          208
                                                                                                        -----          ---
Equity accounted amount of investment............................................................       1,087          208
                                                                                                        -----          ---
                                                                                                        -----          ---

                                                                                                        CONSOLIDATED
                                                                                                          INTEREST
                                                                                                ----------------------------
                                                                                   CLASS OF         1997           1996
NAME                                                     PRINCIPAL ACTIVITIES        SHARE            %              %
------------------------------------------------------  -----------------------  -------------  -------------  -------------
Equigold (Ghana) Ltd..................................         Exploration               Ord            50              50
Equigold (Cote D'Ivoire) SA...........................         Exploration               Ord            42.5        --

                        STANLEY MINING SERVICES LIMITED

                   NOTES TO AND FORMING PART OF THE UNAUDITED
                 CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

               FOR THE NINE MONTHS ENDED MARCH 31, 1997 AND 1996

7. NOTES TO THE STATEMENTS OF CASH FLOWS

RECONCILIATION OF CASH

    For the purpose of the Statements of Cash Flows, cash includes cash on hand and at bank, net of outstanding bank overdrafts. Cash as at the end of the financial period as shown in the Statements of Cash Flows are reconciled to the related items in the balance sheets as follows:

                                                                                1997        1996
                                                                               A$'000      A$'000
                                                                              ---------  -----------
Cash........................................................................      4,573         389
Bank overdraft..............................................................     (1,620)       (738)
                                                                              ---------       -----
Totals......................................................................      2,953        (349)
                                                                              ---------       -----

8. EVENTS SUBSEQUENT TO 31 MARCH 1997

TAKEOVER

    On 8 April 1997 the Company announced it had received a notice of a proposed takeover from Layne Christensen Australia Pty Ltd, which is a fully owned subsidiary of Layne Christensen Company of Mission Woods, Kansas, USA. The takeover documents were posted to shareholders during May 1997. On 26 June 1997 the Company announced that the offer had gone unconditional with acceptances at the date of these financial statements of 97% of the issued capital.

9. RECONCILIATION FROM AUSTRALIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES TO UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

PRINCIPAL DIFFERENCES BETWEEN AUSTRALIAN GAAP AND US GAAP

    Financial statements in the United States are prepared in accordance with accounting principles generally accepted in the United States ("US GAAP"). In Australia financial statements are prepared in accordance with applicable accounting standards issued by the Australian Accounting Standards Board, the Australian Corporations Law, Schedule 5 to the Corporations Regulations and other mandatory professional reporting requirements (Urgent Issues Consensus Views) collectively referred to as "Australian GAAP." The principal differences between Australian GAAP and US GAAP which are material to the preparation of the consolidated financial statements of the Company are set out below in this note.

(A) MARKETABLE INVESTMENTS SECURITIES

    Under Australian GAAP marketable equity securities held for trading purposes are stated at the lower of aggregate cost or net realisable value. Marketable equity securities held for investment are stated at cost or directors' valuation.

    Under US GAAP Statement of Financial Accounting Standard No. 115 "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115"), requires investments to be classified into three

                        STANLEY MINING SERVICES LIMITED

                   NOTES TO AND FORMING PART OF THE UNAUDITED
                 CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

               FOR THE NINE MONTHS ENDED MARCH 31, 1997 AND 1996

9. RECONCILIATION FROM AUSTRALIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES TO UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
categories and accounted for as follows: debt securities that the Company has the positive intent and ability to hold to maturity are classified as "held-to-maturity securities" and reported at amortised cost; debt and marketable equity securities that are bought and held principally for the purpose of selling them in the near term are classified as "trading securities" and reported at fair value, with unrealised gains and losses included in earnings; and debt and marketable equity securities not classified as either held-to-maturity securities or trading securities are classified as "available-for-sale securities" and reported at fair value, with unrealised gains and losses excluded from earnings and reported as a separate component of shareholders' equity net of tax effect.

(B) INVESTMENTS IN ASSOCIATES

    Under Australian GAAP investments in associates are initially recorded at cost. Investments in associates may be revalued. Income from investments in associates is recognised only to the extent of dividends received or receivable from post-acquisition profits of the investee. The Company expensed a portion of these costs in the period ending 31 March 1997.

    Under US GAAP investments in associates are accounted for under the equity method of accounting. The equity method of accounting requires the investor to recognise its proportionate share of the associates' net profit or loss for the period. Dividends received or receivable are accounted for as reductions in the carrying value of the investor's investment.

(C) DEFERRED EXPENDITURE

    SHARE ISSUE EXPENSES

    Under Australian GAAP, costs of raising additional share capital are capitalised and offset against the share premium reserve when the share issue is finalised.

    Under US GAAP a similar treatment is allowed.

    INTERNAL COSTS OF ACQUISITIONS AND BUSINESS COMMENCEMENTS

    Under Australian GAAP the Company capitalises certain internal costs incurred in connection with certain business acquisitions and start up of businesses. In the nine months ended 31 March 1997, the Company expensed a portion of previously deferred start-up and business acquisition costs.

    Under US GAAP the internal costs incurred in connection with certain business acquisitions and business start up are expensed as incurred.

    EXPLORATION EXPENDITURE

    Under Australian GAAP, all exploration expenditure is capitalised to the extent that it is expected to be recouped through successful exploitation of the area or where exploration and evaluation activities have

                        STANLEY MINING SERVICES LIMITED

                   NOTES TO AND FORMING PART OF THE UNAUDITED
                 CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

               FOR THE NINE MONTHS ENDED MARCH 31, 1997 AND 1996

9. RECONCILIATION FROM AUSTRALIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES TO UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
not yet reached a stage which permits a reasonable assessment of the existence or otherwise of economically recoverable reserves and significant activities are continuing.

    Under US GAAP, exploration expenditure in the search for mineralisation deposits is expensed as incurred. Once it is determined that mineral reserves exist and are commercially recoverable future expenditure is capitalised as development expenditure.

(D) ASSET REVALUATIONS

    Under Australian GAAP non-current assets may be revalued both upwards and downwards based on directors' valuations. An upwards revaluation is recorded by a credit to the asset revaluation reserve as a component of shareholders' equity and is not taken through the profit and loss account except where a previous revaluation decrement has been recorded for that class of assets through the profit and loss account. An impairment or downwards revaluation is taken through the profit and loss account except where there is a revaluation reserve for that particular class of assets, in which case the decrement may be debited to that asset revaluation reserve, to the extent a credit exists, rather than the profit and loss account.

    The Company assesses the recoverability of non-current assets by comparing the carrying value to the asset's undiscounted cash flow. To the extent that the asset's carrying value exceeds its undiscounted cash flow, the asset is written down to that amount.

    US GAAP does not permit the upward revaluation of such assets. US GAAP requires that an impairment of long-lived assets be recognised through the profit and loss account. Under US GAAP SFAS 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," entities, when assessing an asset for impairment, compare the carrying value of the asset or group of assets to the relevant expected cash flow, undiscounted and without interest. If the sum of the undiscounted cash flow is less than the asset carrying value the asset must be written down to "fair value." One method of determining an asset's fair value, in the absence of an active market, is its discounted cash flow. Once impairment is recorded, subsequent recoveries through the profit and loss account are not allowed until the asset is sold.

(E) INCOME TAXES

    Under Australian GAAP, income taxes are accounted for in accordance with the liability method which is equivalent in many respects to United States Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). SFAS 109 requires deferred tax assets and liabilities to be recognised for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided on deferred tax assets to the extent it is not "more likely than not" that

                        STANLEY MINING SERVICES LIMITED

                   NOTES TO AND FORMING PART OF THE UNAUDITED
                 CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

               FOR THE NINE MONTHS ENDED MARCH 31, 1997 AND 1996

9. RECONCILIATION FROM AUSTRALIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES TO UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
such deferred tax assets will be realised. Under SFAS 109, "more likely than not" is defined as a likelihood of more than 50 percent.

    Under Australian GAAP, deferred tax assets related to temporary differences are brought to account when they are "assured beyond a reasonable doubt" and net operating losses pass a "virtually certain" threshold. The effect of a change in tax rate is recorded in the period the government approves the budget which in financial year 1995 proceeded the enactment date under US GAAP. Accordingly, the effect of the increase in the Australian tax rate from 33% to 36% is recognised for US GAAP purposes in fiscal 1996.

    With respect to business combinations accounted for as purchases, under Australian GAAP, differences in the bases of assets and liabilities as a result of purchase price adjustments do not result in the creation of a deferred tax asset or liability at the acquisition date. Under US GAAP, the differences between the assigned values and tax bases of assets and liabilities acquired in such business combinations require the recognition of deferred tax assets and liabilities at the acquisition date.

(F) DIVIDENDS

    Under Australian GAAP, dividends declared subsequent to year end are provided (accrued) for in the financial statements at year end if the declaration date is prior to the date the financial statements are signed. Under US GAAP dividends are recorded in the period declared.

(G) STOCK BASED COMPENSATION

    EMPLOYEE COMPENSATION

    Under Australian GAAP, the issuance of employee stock options does not result in compensation expense. Under US GAAP, entities may account for employee stock compensation either in accordance with APB Opinion 25 "Accounting for Stock Issued to Employees" or Statement of Financial Accounting Standard 123 "Accounting for Stock Based Compensation." APB 25 requires that entities record compensation expense to the extent that the quoted market price of the underlying shares at the defined measurement date is greater than the exercise price to be paid by the employee.

    Alternatively, FAS 123 specifics that compensation costs related to stock based compensation plans shall be based on the estimated fair value of the stock option as at the grant date, with the resulting compensation being recognised over the employee vesting period. The fair value of employee stock options is determined using option pricing models such as the binomial or Black Scholes models. Presently the Company will be following APB 25 for US GAAP purposes. Given stock options granted to date have had an exercise price equal to or greater than the share trading price at date of grant. There is no impact on net income or shareholders' equity.

                        STANLEY MINING SERVICES LIMITED

                   NOTES TO AND FORMING PART OF THE UNAUDITED
                 CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

               FOR THE NINE MONTHS ENDED MARCH 31, 1997 AND 1996

9. RECONCILIATION FROM AUSTRALIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES TO UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
    NON-EMPLOYEES STOCK OPTIONS

    Under Australian GAAP, the issuance of stock options to non-employees with an exercise price equal to the current market price at date of grant results in no compensation.

    Under US GAAP, the issuance of stock options to non-employees must be accounted for under the fair value method prescribed in SFAS 123 "Accounting for Stock-Based Compensation." The fair value of the options granted will be recorded as expense over their service or vesting period. There have been no non-employee stock options issued.

                                                                                                   1997       1996
                                                                                                  A$'000     A$'000
                                                                                                 ---------  ---------
Operating profit after income tax in accordance with Australian GAAP...........................      3,217      2,489
Adjustments:
    Unrealised gains on trading securities.....................................................         --         45
    Share of associates' net loss consisting of deferred exploration expenditure...............       (442)       (68)
    Deferred internal costs of acquisition and business commencements..........................         19     --
    Depreciation relating to revalued assets...................................................         24         26
    Gain on sale of revalued assets............................................................     --              7
    Change in tax rates........................................................................     --           (156)
    Tax effect of US GAAP adjustments..........................................................        159         16
                                                                                                 ---------  ---------
Operating profit after income tax--US GAAP.....................................................      2,977      2,359
                                                                                                 ---------  ---------
Shareholders' equity attributable to members of the parent entity:
Australian GAAP................................................................................     35,167     15,572
Adjustments:
    Unrealised gains on trading securities.....................................................     --             70
    Unrealised gains on available-for-sales securities.........................................          1          5
    Share of associates' net loss consisting of deferred exploration expenditure...............       (641)       (68)
    Deferred exploration expenditure...........................................................       (140)      (140)
    Deferred internal costs of acquisition and business commencements..........................       (130)    --
    Asset revaluation reserve..................................................................       (142)        (3)
    Dividend paid from asset revaluation reserve...............................................       (188)      (188)
    Accumulated depreciation of revalued assets................................................        126         95
    Gain on sale of revalued asset.............................................................          7          7
    Cumulative tax effect of US GAAP adjustments...............................................        281         75
                                                                                                 ---------  ---------
Shareholders' equity attributable to members of the parent entity--US GAAP.....................     34,341     15,425
                                                                                                 ---------  ---------

                         REPORT OF INDEPENDENT AUDITORS

To the members of Glindemann & Kitching Pty Ltd:

    We have audited the accompanying balance sheet of Glindemann & Kitching Pty Ltd as of June 30, 1996, and the related statement of profit, statement of changes in shareholders' equity and statement of cash flows for the year ended June 30, 1996, all expressed in Australian dollars. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with auditing standards generally accepted in Australia which do not differ in any significant respect from auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 1996 and the results of its operations and its cash flows for the year ended June 30, 1996, in conformity with accounting principles generally accepted in Australia.

    Generally accepted accounting principles in Australia vary in certain significant respects from accounting principles generally accepted in the United States. The application of United States generally accepted accounting principles would have affected the results of operations for the year ended June 30, 1996 and shareholders' equity as of June 30, 1996, to the extent summarised in Note 19 to the financial statements.

KPMG
CHARTERED ACCOUNTANTS
PERTH, WESTERN AUSTRALIA

Dated: June 17, 1997

                         GLINDEMANN & KITCHING PTY LTD

                              STATEMENT OF PROFIT

                        FOR THE YEAR ENDED JUNE 30, 1996

                                                                                                      NOTE        A$'000
                                                                                                     ------      ---------
Sales revenue...................................................................................                    22,755
Other revenue...................................................................................                       294
                                                                                                                 ---------
TOTAL OPERATING REVENUE.........................................................................            2       23,049
                                                                                                                 ---------

Operating profit before abnormal item & income tax..............................................            2(a)     3,612
Abnormal item...................................................................................            2(b)      (982)
Operating profit before income tax..............................................................                     2,630
Income tax attributable to operating profit.....................................................            4         (964)
                                                                                                                 ---------
OPERATING PROFIT AFTER TAX......................................................................                     1,666
                                                                                                                 ---------
                                                                                                                 ---------

  See the accompanying notes to and forming part of the financial statements.

                         GLINDEMANN & KITCHING PTY LTD

                                 BALANCE SHEET

                              AS OF JUNE 30, 1996

                                                                                                     NOTE       A$'000
                                                                                                  -----------  ---------
CURRENT ASSETS
  Cash..........................................................................................                   1,963
  Receivables...................................................................................           5       4,077
  Inventories...................................................................................           6         420
  Investments...................................................................................           7         932
  Other.........................................................................................           8         118
                                                                                                               ---------
TOTAL CURRENT ASSETS............................................................................                   7,510
                                                                                                               ---------
NON-CURRENT ASSETS
  Property, plant and equipment.................................................................           9       3,113
  Other.........................................................................................          10         182
                                                                                                               ---------
TOTAL NON-CURRENT ASSETS........................................................................                   3,295
TOTAL ASSETS....................................................................................                  10,805
                                                                                                               ---------
                                                                                                               ---------
CURRENT LIABILITIES
  Creditors and borrowings......................................................................          11       4,244
  Provisions....................................................................................          12       1,263
                                                                                                               ---------
TOTAL CURRENT LIABILITIES.......................................................................                   5,507
                                                                                                               ---------
TOTAL LIABILITIES...............................................................................                   5,507
                                                                                                               ---------
                                                                                                               ---------
SHAREHOLDERS' EQUITY
  Share capital.................................................................................          13           2
  Reserves......................................................................................          14         382
  Retained profits..............................................................................                   4,914
                                                                                                               ---------
TOTAL SHAREHOLDERS' EQUITY......................................................................                   5,298
                                                                                                               ---------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY......................................................                  10,805
                                                                                                               ---------
                                                                                                               ---------

  See the accompanying notes to and forming part of the financial statements.

                         GLINDEMANN & KITCHING PTY LTD

                  STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

                        FOR THE YEAR ENDED JUNE 30, 1996

                                                                                        ASSET       CAPITAL
                                                                           SHARE     REVALUATION    PROFITS     RETAINED
                                                                          CAPITAL      RESERVE      RESERVE     PROFITS
                                                                        -----------  -----------  -----------  ----------
                                                                                     (DOLLARS IN THOUSANDS)
Balance at June 30, 1995..............................................   A$      2    A$    337    A$     45   A$   3,568
Dividend..............................................................      --           --           --             (320)
Net earnings..........................................................      --           --           --            1,666
                                                                             -----   -----------  -----------  ----------
Balance at June 30, 1996..............................................   A$      2    A$    337    A$     45   A$   4,914
                                                                             -----   -----------  -----------  ----------
                                                                             -----   -----------  -----------  ----------

  See the accompanying notes to and forming part of the financial statements.

                         GLINDEMANN & KITCHING PTY LTD

                            STATEMENT OF CASH FLOWS

                        FOR THE YEAR ENDED JUNE 30, 1996

                                                                                                     NOTE       A$'000
                                                                                                    ------     ---------
CASH FLOWS FROM OPERATING ACTIVITIES
Cash receipts in the course of operations......................................................                   22,008
Cash payments in the course of operations......................................................                  (19,551)
Dividends received.............................................................................                       28
Interest and other items of a similar nature received..........................................                      167
Interest and other finance costs paid..........................................................                     (158)
Income taxes paid..............................................................................                   (1,908)
                                                                                                               ---------
NET CASH PROVIDED BY OPERATING ACTIVITIES......................................................         18(ii)       586
                                                                                                               ---------
CASH FLOWS FROM INVESTING ACTIVITIES
Payment for purchases of property, plant and equipment.........................................                     (826)
Payments for investments.......................................................................                     (309)
Proceeds from sale of investments..............................................................                       70
Proceeds from the sale of fixed assets.........................................................                       29
                                                                                                               ---------
NET CASH USED IN INVESTING ACTIVITIES..........................................................                   (1,036)
                                                                                                               ---------
CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of borrowings........................................................................                     (393)
Dividends paid.................................................................................                     (320)
                                                                                                               ---------
NET CASH USED IN FINANCING ACTIVITIES..........................................................                     (713)
                                                                                                               ---------
NET DECREASE IN CASH HELD......................................................................                   (1,163)
CASH AT THE BEGINNING OF THE FINANCIAL PERIOD..................................................                    1,863
                                                                                                               ---------
CASH AT THE END OF THE FINANCIAL PERIOD........................................................         18(i)        700
                                                                                                               ---------

  See the accompanying notes to and forming part of the financial statements.

                         GLINDEMANN & KITCHING PTY LTD

             NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

                        FOR THE YEAR ENDED JUNE 30, 1996

1. STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES

    The significant policies which have been adopted by the Company in the preparation of these financial statements are:

(A) BASIS OF PREPARATION

    The financial statements are a general purpose financial report which have been drawn up in accordance with Accounting Standards, Urgent Issues Group Consensus Views, the provisions of Schedule 5 to the Corporations Regulations and the requirements the Corporations Law. They have been prepared on the basis of historical costs and except where stated do not take into account changing money values or current valuations of non-current assets. The accounting policies have been consistently applied by the Company and except where there is a change in accounting policy, are consistent with those of the previous year.

    A reconciliation of the major differences between these accounts and those applicable under generally accepted accounting principles in the United States ("US GAAP") is included in note 19.

(B) REVENUE RECOGNITION

    SALES REVENUE

    Sales revenue comprises revenue earned (net of returns, discounts and allowances) from the provision of products or services to entities outside the Company. Sales revenue is recognised when earned and the fee in respect of services provided is receivable.

    INTEREST INCOME

    Interest income is recognised as it accrues.

    ASSET SALES

    The gross proceeds of asset sales are included as other revenue of the Company. The profit or loss on disposal of assets is brought to account at the date an unconditional contract of sale is signed.

    OTHER REVENUE

    Revenue recognition policies for investments are described in Note 1(e).

(C) INCOME TAX

    The company adopts the liability method of tax effect accounting.

    Income tax expense is calculated on operating profit adjusted for permanent differences between taxable and accounting income. The tax effect of timing differences which arise from items being brought to account in different periods for income tax and accounting purposes, is carried forward in the balance sheet as a future income tax benefit or a provision for deferred income tax.

    Future income tax benefits are brought to account as realisation of the asset is assured beyond reasonable doubt. Future income tax benefits relating to tax losses are brought to account when their realisation is virtually certain.

                         GLINDEMANN & KITCHING PTY LTD

             NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

                  FOR THE YEAR ENDED JUNE 30, 1996 (CONTINUED)

1. STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
(D) NON-CURRENT ASSETS

    The carrying amounts of all non-current assets are reviewed at least annually to determine whether they are in excess of their recoverable amount. If the carrying amount of a non-current asset exceeds the recoverable amount, the asset is written down to the lower value.

    In assessing recoverable amounts the relevant cash flows have not been discounted to their present value, except where specifically stated.

(E) INVESTMENTS

    OTHER COMPANIES

    Investments in other companies are carried at cost. No recognition for fluctuations in the market value of these investments is brought to account. Dividends are brought to account as they are received.

(F) INVENTORIES

    Drilling supplies and consumables held at the Company's store and workshop at year end are valued at cost (calculated on the first-in first-out basis). Once these drilling supplies and consumables are issued to the Company's drill rigs, they are expensed to the profit and loss account.

(G) PROPERTY, PLANT AND EQUIPMENT

    ACQUISITION

    Items of property, plant and equipment are initially recorded at cost and depreciated as outlined below.

    The cost of property, plant and equipment constructed by the Company includes the cost of materials and direct labour and an appropriate proportion of fixed and variable overheads.

    DEPRECIATION AND AMORTISATION

    Property, plant and equipment, including buildings and leasehold property but excluding freehold land, are depreciated/amortised over their estimated useful lives.

    Assets are depreciated or amortised from the date of first use.

(H) EMPLOYEE ENTITLEMENTS

    WAGES, SALARIES, ANNUAL LEAVE AND SICK LEAVE

    The provisions for employee entitlements to wages, salaries, annual leave and sick leave represents the amount which the Company has a present obligation to pay resulting from employees' services provided up to the balance date. The provisions have been calculated at nominal amounts based on current wage and salary rates and includes related on-costs.

                         GLINDEMANN & KITCHING PTY LTD

             NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

                  FOR THE YEAR ENDED JUNE 30, 1996 (CONTINUED)

1. STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    LONG SERVICE LEAVE

    The liability for employee's entitlement to long service leave represents the present value of the estimated future cash outflows to be made by the employer resulting from employees' services provided up to the balance date.

    Liabilities for employee entitlements which are not expected to be settled within twelve months are discounted using the rates attaching to national government securities at balance date, which most closely match the terms of maturity of the related liabilities.

    In determining the liability for employee entitlements, consideration has been given to future increases in wage and salary rates, and the company's experience with staff departures. Related on-costs have also been included in the liability.

    SUPERANNUATION

    The Company contributes to a superannuation fund on behalf of employees in accordance with the requirements of the Superannuation Guarantee Administration Act 1992. The contributions are charged against income as they are made.

(I) EXPLORATION EXPENDITURE

    The company expenses all exploration expenditure when incurred.

                         GLINDEMANN & KITCHING PTY LTD

             NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

                  FOR THE YEAR ENDED JUNE 30, 1996 (CONTINUED)

2. OPERATING PROFIT BEFORE INCOME TAX

    (a) Operating profit has been arrived at after including:

                                                              A$'000
                                                              -------
Sales revenue...............................................   22,755
Interest received or due and receivable.....................      167
Dividends received..........................................       28
Gross proceeds from the sale of non-current assets..........       29
Gross proceeds from the sale of investments.................       70
                                                              -------
Total operating revenue.....................................   23,049
                                                              -------
                                                              -------
OPERATING EXPENSES
Interest paid or due and payable to:
    Related party...........................................      158
Depreciation................................................      713
Amounts set aside to provision for:
      Employee entitlements.................................       28

SALES OF NON-CURRENT ASSETS

Profit on sales of property, plant and equipment............       25
Loss on sales of investments................................       (1)

(b) Abnormal Item
  Oil exploration expenditure...............................     (982)
  Income tax effect.........................................      354
                                                              -------
                                                                 (628)
                                                              -------
                                                              -------

3. DIVIDENDS

    Dividends provided for or paid by the Company are:

                                                              A$'000
                                                              -------
A final class 'A' dividend of $320,000 franked to 100% was
declared on 21 February 1996................................      320
                                                              -------
                                                              -------

                         GLINDEMANN & KITCHING PTY LTD

             NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

                  FOR THE YEAR ENDED JUNE 30, 1996 (CONTINUED)

                                                              A$'000
                                                              -------

4. TAXATION

INCOME TAX EXPENSE
Prima facie income tax expense calculated at 36% on the
operating profit............................................      947
Increase in income tax expense due to non tax deductible
items:
  Depreciation of buildings.................................        4
  Entertainment expenses....................................       22

Decrease in income tax expense due to non tax assessable
items:
  Dividends.................................................        9
                                                              -------
Income tax expense on operating profit......................      964
                                                              -------
                                                              -------
Total income tax expense is made up of:
  Current income tax provision..............................      972
  Future income tax benefit.................................       (8)
                                                              -------
                                                                  964
                                                              -------
                                                              -------

5. RECEIVABLES

Trade debtors...............................................    3,946
Other debtors...............................................      131
                                                              -------
                                                                4,077
                                                              -------
                                                              -------

6. INVENTORIES

Raw materials and stores--at cost...........................      172
Finished goods--at cost.....................................      248
                                                              -------
                                                                  420
                                                              -------
                                                              -------

7. INVESTMENTS

Shares in other corporations--at cost.......................      932
                                                              -------
                                                              -------

    Quoted market value of shares in other corporations $1,325,450.

    The amount of capital gains tax that would be payable if the quoted shares in other corporations were sold at balance date at the disclosed market value should not exceed $141,750.

8. OTHER CURRENT ASSETS

                                                              A$'000
                                                              -------
Prepayments.................................................      118
                                                              -------
                                                              -------

                         GLINDEMANN & KITCHING PTY LTD

             NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

                  FOR THE YEAR ENDED JUNE 30, 1996 (CONTINUED)

                                                              A$'000
                                                              -------

9. PROPERTY, PLANT AND EQUIPMENT

Freehold land--at directors' valuation 1988.................      207
Buildings
  --at cost.................................................       84
  --Accumulated depreciation................................       (5)
                                                              -------
                                                                   79
  --at directors' valuation 1988............................      300
  --Accumulated depreciation................................      (63)
                                                              -------
                                                                  237
Total Land and Buildings....................................      523
                                                              -------
                                                              -------
Plant and equipment
  --at cost.................................................    5,189
  --Accumulated depreciation................................   (2,669)
                                                              -------
                                                                2,520
                                                              -------
                                                              -------
Construction in progress....................................       70
                                                              -------
                                                              -------
Total property, plant and equipment.........................    3,113
                                                              -------
                                                              -------

    The directors' valuation of freehold land and buildings were based on the assessment of the current market value of freehold land and buildings and was carried out at 30 June 1988.

10. OTHER NON-CURRENT ASSETS

Future income tax benefit...................................................        182
                                                                              ---------
                                                                              ---------

11. CREDITORS AND BORROWINGS

                                                                                                  A$'000
                                                                                                 ---------
Bank overdraft.................................................................................      1,263
Trade creditors and accruals...................................................................        872
Loan from shareholders.........................................................................      2,109
                                                                                                 ---------
                                                                                                     4,244
                                                                                                 ---------
                                                                                                 ---------

12. PROVISIONS

Employee entitlements.......................................................        505
Income tax..................................................................        758
                                                                              ---------
                                                                                  1,263
                                                                              ---------
                                                                              ---------

                         GLINDEMANN & KITCHING PTY LTD

             NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                  FOR THE YEAR ENDED JUNE 30, 1996 (CONTINUED)

13. SHARE CAPITAL

AUTHORISED CAPITAL

1,000,000 shares of $1 each.................................................      1,000
                                                                              ---------
                                                                              ---------
ISSUED CAPITAL

1,500 Ordinary shares of $1 each............................................          2
1 'A' Class share of $1.....................................................     --
1 'B' Class share of $1.....................................................     --
                                                                              ---------
                                                                                      2
                                                                              ---------
                                                                              ---------

14. RESERVES

Fixed asset revaluation.....................................................        337
Capital profits.............................................................         45
                                                                              ---------
                                                                                    382
                                                                              ---------
                                                                              ---------

15. SEGMENT INFORMATION

    Glindemann & Kitching Pty Ltd operates in the drilling industry in Western Australia.

16. RELATED PARTIES

DIRECTORS

    The names of each person holding the position of director of Glindemann & Kitching Pty Ltd during the financial year are R. W. Aird and W. Unger.

    Details of directors' remuneration, superannuation and retirement payments are set out in Note 16.

DIRECTORS' INCOME

    The number of directors of the Company whose income, from the Company or related bodies Corporate falls within the following bands.

                                                                                       1996
                                                                                     ---------

$130,000-$139,999                                                                            2

                                                                                     A $  '000

Total income received, or due and receivable by all directors of the Company from
  the Company or related bodies corporate..........................................        278

DIRECTORS' HOLDINGS OF SHARES

    The directors hold 100% of the issued capital of the Company as follows:

                         GLINDEMANN & KITCHING PTY LTD

             NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                  FOR THE YEAR ENDED JUNE 30, 1996 (CONTINUED)

16. RELATED PARTIES (CONTINUED)
    ZELMAN PTY LTD (a company associated with Mr. Unger)

    750 Ordinary shares

    1 'B' Class share

    R.W. AIRD (AS TRUSTEE FOR THE AIRD TRUST)

    750 Ordinary shares

    1 'A' Class share

                                                                                                  A $'000
                                                                                                 ---------
LOANS FROM DIRECTORS

Zelman Pty Ltd.................................................................................      1,054
(a company associated with Mr. Unger)
R. W. Aird.....................................................................................      1,055
(as trustee for the Aird Trust)
                                                                                                 ---------
                                                                                                     2,109
                                                                                                 ---------
                                                                                                 ---------

    The Company recognised $157,748 of interest expense in the year ended 30 June 1996 on the above loans.

17. EVENTS SUBSEQUENT TO BALANCE DATE

    On 17 December 1996, Stanley Mining Services Limited acquired 51% of the Company with effect from 1 October 1996. The remaining 49% will be acquired on 1 July 1997. As a result of the acquisition, Stanley Mining Services Limited appointed three directors to the Company.

18. NOTES TO THE STATEMENT OF CASH FLOWS

(i) RECONCILIATION OF CASH

    For the purpose of the Statement of Cash Flows, cash includes cash on hand and at bank net of all outstanding bank overdrafts. Cash as at the end of the financial period as shown in the Statement of Cash Flows is reconciled to the related items in the balance sheet as follows:

Cash........................................................................      1,963
Bank overdraft..............................................................     (1,263)
                                                                              ---------
                                                                                    700
                                                                              ---------
                                                                              ---------

                         GLINDEMANN & KITCHING PTY LTD

             NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                  FOR THE YEAR ENDED JUNE 30, 1996 (CONTINUED)

18. NOTES TO THE STATEMENT OF CASH FLOWS (CONTINUED)
(ii) RECONCILIATION OF OPERATING PROFIT AFTER INCOME TAX TO NET CASH PROVIDED BY OPERATING ACTIVITIES

                                                                                        A $'000
                                                                                       ---------
Operating profit after income tax....................................................      1,666
LESS ITEM CLASSIFIED AS INVESTING ACTIVITY:
Profit on sale of non-current assets.................................................        (24)
ADD NON-CASH ITEMS
Depreciation.........................................................................        713
                                                                                       ---------
Net cash provided by operating activities before changes in assets and liabilities...      2,355
Changes in assets and liabilities:
Increase in prepayments..............................................................       (118)
Increase in receivables..............................................................       (747)
Decrease in inventories..............................................................         98
Increase in deferred tax benefit.....................................................         (8)
Decrease in trade creditors and accruals.............................................        (83)
Decrease in income tax payable.......................................................       (936)
Increase in provisions for employee entitlements.....................................         25
                                                                                       ---------
Net cash provided by operating activities............................................        586
                                                                                       ---------
                                                                                       ---------

19. RECONCILIATION FROM AUSTRALIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES TO UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

PRINCIPAL DIFFERENCES BETWEEN AUSTRALIAN GAAP AND US GAAP

    Financial statements in the United States are prepared in accordance with accounting principles generally accepted in the United States ("US GAAP"). In Australia statutory financial statements are prepared in accordance with applicable accounting standards issued by the Australian Accounting Standards Board, the Australian Corporations Law, Schedule 5 to the Corporations Regulations and other mandatory professional reporting requirements (Urgent Issues Consensus Views) collectively referred to as "Australian GAAP". The principle differences between Australian GAAP and US GAAP which are material to the preparation of the financial statements of the Company are set out below in this note.

(A) MARKETABLE INVESTMENT SECURITIES

    Under Australian GAAP marketable equity securities available for sale are stated at cost.

    Under US GAAP Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115"), requires investments to be classified into three categories and accounted for as follows: debt securities that the Company has the positive intent and ability to hold to maturity are classified as "held-to-maturity securities" and reported at amortised costs: debt and marketable equity securities that are bought and held principally for the purpose of selling them in the near term are classified as "trading securities" and reported at fair value, with unrealised gains and losses included in earnings: and debt and marketable equity securities not classified as either held-to-maturity securities or trading securities are classified as "available-for-sale securities" and reported at fair value,

                         GLINDEMANN & KITCHING PTY LTD

             NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                  FOR THE YEAR ENDED JUNE 30, 1996 (CONTINUED)

19. RECONCILIATION FROM AUSTRALIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES TO UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
with unrealised gains and losses excluded from earnings and reported as a separate component of shareholders' equity, net of tax.

(B) ASSET REVALUATIONS

    Under Australian GAAP non-current assets may be revalued both upwards and downwards based on directors' valuations. An upwards revaluation is recorded by a credit to the asset revaluation reserve as a component of shareholders' equity and is not taken through the profit and loss account except where a previous revaluation decrement has been recorded for that class of assets through the profit and loss account. An impairment or downwards revaluation is taken through the profit and loss account except where there is a revaluation reserve for that particular class of assets, in which case the decrement may be debited to that asset revaluation reserve, to the extent a credit exists, rather than the profit and loss account.

    The Company assesses the recoverability of non-current assets by comparing the carrying value to the asset's undiscounted cash flow. To the extent that the asset carrying value exceeds its undiscounted cash flow the asset is written down to that amount.

    US GAAP does not permit the upward revaluation of such assets. US GAAP requires that an impairment of long-lived assets be recognised through the profit and loss account. Under US GAAP SFAS 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," entities, when assessing an asset for impairment, compare the carrying value of the asset or group of assets to the relevant expected cash flow, undiscounted and without interest. If the sum of the undiscounted cash flow is less than the asset carrying value the asset must be written down to "fair value." One method of determining an asset's fair value, in the absence of an active market, is its discounted cash flow. Once impairment is recorded, subsequent recoveries through the profit and loss account are not allowed until the asset is sold.

(C) INCOME TAXES

    Under Australian GAAP, income taxes are accounted for in accordance with the liability method which is equivalent in many aspects to United States Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS
109). SFAS 109 requires deferred tax assets and liabilities to be recognised for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided on deferred tax assets to the extent it is not "more likely than not" that such deferred tax assets will be realised. Under SFAS 109, "more likely than not" is defined as a likelihood of more than 50 percent.

    Under Australian GAAP, deferred tax assets related to temporary differences are brought to account when they are "assured beyond a reasonable doubt" and net operating losses pass a "virtually certain" threshold. The effect of a change in the tax rate is recorded in the period the government approves the budget which in fiscal year 1995 preceded the enactment date under US GAAP. Accordingly, the effect of

                         GLINDEMANN & KITCHING PTY LTD

             NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                  FOR THE YEAR ENDED JUNE 30, 1996 (CONTINUED)

19. RECONCILIATION FROM AUSTRALIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES TO UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
the increase in the Australian tax rate from 33 percent to 36 percent is recognised for US GAAP in the current year.

    With respect to business combinations accounted for as purchases, under Australian GAAP, differences in the bases of assets and liabilities as a result of purchase price adjustments do not result in the creation of a deferred tax asset or liability at the acquisition date. Under US GAAP, the differences between the assigned values and tax bases of assets and liabilities acquired in such business combinations require the recognition of deferred tax assets and liabilities at the acquisition date.

(D) CAPITAL PROFITS RESERVE

    Under Australian GAAP, the company transfers profits on sale of revalued assets out of the asset revaluation reserve to the capital profits reserve.

    Under US GAAP the amount shown in capital profits reserve would have been reflected in the Statement of Profit in the year the fixed asset was sold and be included in Retained Earnings. This adjustment has no net impact on shareholders' equity.

(E) PROFIT AND LOSS ACCOUNT

    Under Australian GAAP, the Company has disclosed certain items as "abnormal" in the statement of profit in the June 1996 accounts, There is no "abnormal item" category in a US GAAP statement of profit such that these items would be included in operating income.

                                                                                                 A $'000
                                                                                                ---------
Operating profit after income tax in accordance with Australian GAAP..........................      1,666
Adjustments:
  Depreciation relating to revalued assets....................................................          6
  Change in tax rates.........................................................................        (14)
                                                                                                ---------
Net profit--US GAAP...........................................................................      1,658
                                                                                                ---------


                                                                                                 A $'000
                                                                                                ---------
Shareholders' equity in accordance with Australian GAAP.......................................      5,298
Adjustments:
  Unrealised gains on available-for-sale securities...........................................        393
  Accumulated depreciation of revalued assets.................................................         48
  Asset revaluation reserve...................................................................       (337)
                                                                                                ---------
Shareholders' equity--US GAAP.................................................................      5,402
                                                                                                ---------

                         GLINDEMANN & KITCHING PTY LTD

                         UNAUDITED STATEMENTS OF PROFIT

                           FOR THE NINE MONTHS ENDED
                            MARCH 31, 1997 AND 1996

                                                                                                         1997       1996
                                                                                            NOTE        A$'000     A$'000
                                                                                           ------      ---------  ---------
Sales revenue.........................................................................                    19,555     16,436
Other revenue.........................................................................                     1,531        262
                                                                                                       ---------  ---------
TOTAL OPERATING REVENUE...............................................................                    21,086     16,698
                                                                                                       ---------  ---------

OPERATING PROFIT BEFORE INCOME TAX....................................................            3        3,671      2,371
Income tax attributable to operating profit...........................................                     1,459        873
                                                                                                       ---------  ---------
OPERATING PROFIT AFTER INCOME TAX.....................................................                     2,212      1,498

Profit on abnormal items..............................................................            4          943     --
Income tax attributable to profit on abnormal items...................................                       337     --
                                                                                                       ---------  ---------
                                                                                                             606     --

OPERATING PROFIT AND ABNORMAL ITEMS AFTER INCOME TAX..................................                     2,818      1,498
                                                                                                       ---------  ---------
                                                                                                       ---------  ---------

                 See the accompanying notes to and forming part
                     of the unaudited financial statements.

                         GLINDEMANN & KITCHING PTY LTD

                            UNAUDITED BALANCE SHEETS

                         AS OF MARCH 31, 1997 AND 1996

                                                                                                         1997       1996
                                                                                            NOTE        A$'000     A$'000
                                                                                           ------      ---------  ---------
CURRENT ASSETS
Cash..................................................................................                     1,957      2,764
Receivables...........................................................................                     6,761      3,048
Inventories...........................................................................                     1,605        732
                                                                                                       ---------  ---------
TOTAL CURRENT ASSETS..................................................................                    10,323      6,544
                                                                                                       ---------  ---------
NON-CURRENT ASSETS
Investments...........................................................................                       224        917
Property, plant and equipment.........................................................                     9,176      3,204
Other.................................................................................                       287        165
                                                                                                       ---------  ---------
TOTAL NON-CURRENT ASSETS..............................................................                     9,687      4,286
                                                                                                       ---------  ---------
TOTAL ASSETS..........................................................................                    20,010     10,830
                                                                                                       ---------  ---------

CURRENT LIABILITIES
Accounts payable......................................................................                     2,310      4,341
Provisions............................................................................                     2,199      1,359
                                                                                                       ---------  ---------
TOTAL CURRENT LIABILITIES.............................................................                     4,509      5,700
                                                                                                       ---------  ---------

NON-CURRENT LIABILITIES
Provisons.............................................................................                       181     --
                                                                                                       ---------  ---------
TOTAL NON-CURRENT LIABILITIES.........................................................                       181     --
                                                                                                       ---------  ---------
TOTAL LIABILITIES.....................................................................                     4,690      5,700
                                                                                                       ---------  ---------

SHAREHOLDERS' EQUITY
Share capital.........................................................................            5            3          2
Reserves..............................................................................                    13,642        382
Retained profits......................................................................                     1,675      4,746
                                                                                                       ---------  ---------
TOTAL SHAREHOLDERS' EQUITY............................................................                    15,320      5,130
                                                                                                       ---------  ---------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY............................................                    20,010     10,830
                                                                                                       ---------  ---------
                                                                                                       ---------  ---------

                 See the accompanying notes to and forming part
                     of the unaudited financial statements.

                         GLINDEMANN & KITCHING PTY LTD

                       UNAUDITED STATEMENTS OF CHANGES IN
                              SHAREHOLDERS' EQUITY

                           FOR THE NINE MONTHS ENDED
                            MARCH 31, 1997 AND 1996

                                                                                                          1997        1996
                                                                                             NOTE        A$'000      A$'000
                                                                                            ------      ---------  -----------
AUTHORISED CAPITAL
Ordinary shares of $1 each.............................................................                     1,000       1,000
                                                                                                        ---------       -----
Opening balance........................................................................                         2           2
Additional shares issued...............................................................                         1      --
                                                                                                        ---------       -----
Total share capital....................................................................                         3           2
                                                                                                        ---------       -----
RETAINED PROFITS
Retained profits at the beginning of the period as stated..............................                     4,914       3,568
Dividend provided for or paid..........................................................            6       (6,057)       (320)
Operating profit and abnormal items after income tax...................................                     2,818       1,498
                                                                                                        ---------       -----
Retained profits at the end of the period as stated....................................                     1,675       4,746
                                                                                                        ---------       -----
RESERVES
SHARE PREMIUM RESERVE
Opening balance........................................................................                    --          --
Premium on additional shares issued....................................................                     6,600      --
                                                                                                        ---------       -----
Closing balance........................................................................                     6,600      --
                                                                                                        ---------       -----
ASSET REVALUATION RESERVE
Opening balance........................................................................                       337         337
Revaluation of property, plant and equipment...........................................                     6,660      --
                                                                                                        ---------       -----
Closing balance........................................................................                     6,997         337
                                                                                                        ---------       -----
CAPITAL PROFITS RESERVE
Opening balance........................................................................                        45          45
                                                                                                        ---------       -----
Closing balance........................................................................                        45          45
                                                                                                        ---------       -----
TOTAL SHAREHOLDERS' EQUITY.............................................................                    15,320       5,130
                                                                                                        ---------       -----

                 See the accompanying notes to and forming part
                     of the unaudited financial statements.

                         GLINDEMANN & KITCHING PTY LTD

                       UNAUDITED STATEMENTS OF CASH FLOWS
                           FOR THE NINE MONTHS ENDED
                            MARCH 31, 1997 AND 1996

                                                                                                     1997       1996
                                                                                            NOTE    A$'000     A$'000
                                                                                      -----------  ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES
Cash receipts in the course of operations...........................................                  19,434     16,720
Cash payments in the course of operations...........................................                 (14,350)   (13,738)
Income taxes paid...................................................................                  (1,001)    (1,694)
Interest and other items of a similar nature received...............................                     145        141
Interest and other finance costs paid...............................................                     (67)      (122)
Dividends received..................................................................                      14         26
                                                                                                   ---------  ---------
NET CASH PROVIDED BY OPERATING ACTIVITIES...........................................         7(b)      4,175      1,333
                                                                                                   ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds on sale of plant and equipment.............................................                  --             26
Payments for property, plant and equipment..........................................                    (796)      (730)
Payment for investments.............................................................                    (224)      (280)
Proceeds from sale of investments...................................................                   1,372         69
Loans to shareholders...............................................................                  (2,563)    --
                                                                                                   ---------  ---------
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES.................................                  (2,211)      (915)
                                                                                                   ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issue of shares.......................................................                   6,601     --
Repayment of borrowing..............................................................                  (2,109)    --
Dividends paid......................................................................                  (6,057)      (320)
                                                                                                   ---------  ---------
NET CASH USED IN FINANCING ACTIVITIES...............................................                  (1,565)      (320)
                                                                                                   ---------  ---------
NET INCREASE IN CASH HELD...........................................................                     399         98
CASH AT THE BEGINNING OF THE FINANCIAL PERIOD.......................................                     700      1,864
                                                                                                   ---------  ---------
CASH AT THE END OF THE FINANCIAL PERIOD.............................................         7(a)      1,099      1,962
                                                                                                   ---------  ---------

                 See the accompanying notes to and forming part
                     of the unaudited financial statements.

                         GLINDEMANN & KITCHING PTY LTD
                        NOTES TO AND FORMING PART OF THE
            UNAUDITED FINANCIAL STATEMENTS FOR THE NINE MONTHS ENDED
                            MARCH 31, 1997 AND 1996

1. STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES

    The general purpose nine months financial statements have been prepared in accordance with the requirements of the Corporations Law on the basis of Accounting Standard 1029 and other mandatory professional reporting requirements (Urgent Issues Group Consensus Views) with the exception of disclosures of the dividend franking account and earnings per share. It is recommended that the nine months financial statements and report be read in conjunction with the 30 June 1996 Annual Financial Statements and Reports and any public announcements by Glindemann & Kitching Pty Ltd during the nine months in accordance with continuous disclosure obligations arising under the Corporations Law.

    The accounting policies have been consistently applied by the Company and are consistent with those of the previous financial statements except as detailed in note 2.

    The carrying amount of non-current assets are reviewed to determine whether they are in excess of their recoverable amount at the end of the nine months. If the carrying amount of a non-current asset exceeds the recoverable amount, the asset is written down to the lower amount. In assessing recoverable amounts the relevant cash flows have not been discounted to their present value.

    For purpose of preparing the nine months financial statements, the nine months has been treated as a discrete reporting period.

    A reconciliation of the major differences between these accounts and those applicable under generally accepted accounting principles in the United States ("US GAAP") is included in note 8.

2. CHANGE IN ACCOUNTING POLICY

    (A)  INVENTORIES

    The Company adopted a policy from 1 January 1997, of valuing drilling consumables at the lower of cost and net realisable value.

    Previously the Company expensed consumables as incurred.

    The Directors adopted the policy to ensure consumables were treated consistently throughout the Stanley Mining Services Limited Economic Entity.

    The financial effect of the change in policy is an increase in inventories of $501,714 and an increase in profit after taxation of $322,097.

3. OPERATING PROFIT BEFORE INCOME TAX

                                                                                                      1997         1996
                                                                                                     A$'000       A$'000
                                                                                                   -----------  -----------
    Operating profit before income tax has been arrived at after including:
    Interest received or due and receivable......................................................         145          141
    Interest paid or due and payable (including lease finance charges)...........................          67          122
    Depreciation including all forms of amortisation.............................................       1,001          521
    Profit/Loss on sale of non-current assets....................................................          13          (10)

                         GLINDEMANN & KITCHING PTY LTD
                        NOTES TO AND FORMING PART OF THE
            UNAUDITED FINANCIAL STATEMENTS FOR THE NINE MONTHS ENDED
                      MARCH 31, 1997 AND 1996 (CONTINUED)

4. ABNORMAL ITEMS

    Profit on sale of securities.................................................................         441       --
    Applicable tax effect........................................................................        (156)      --
    Inventory brought to account.................................................................         502       --
    Applicable tax effect........................................................................        (181)      --
                                                                                                        -----        -----
                                                                                                          606       --
                                                                                                        -----        -----


5. SHARE CAPITAL

    Authorised capital 1,000,000 shares of $1 each...............................................       1,000        1,000
                                                                                                        -----        -----
    Issued capital 3,065 (1996: 1,502) ordinary shares of $1 each................................           3            2
                                                                                                        -----        -----
    Total........................................................................................           3            2
                                                                                                        -----        -----

6. DIVIDENDS

    Glindemann & Kitching Pty Ltd paid a final ordinary
      dividend of $4,032 per share, franked to 100%, with
      Class C (36%) franking credits on 30 September
      1996.......................................................................................       6,057       --
                                                                                                        -----        -----
                                                                                                        -----        -----

    A final Class "A" dividend of $320,000 franked to 100% was declared on 21 February 1996......      --              320
                                                                                                        -----        -----
                                                                                                        -----        -----

7. NOTES TO THE STATEMENT OF CASH FLOWS

(A) RECONCILIATION OF CASH

    For the purpose of the Statements of Cash Flows, cash includes cash on hand and at bank, net of outstanding bank overdrafts. Cash as at the end of the period as shown in the Statements of Cash Flows is reconciled to the related items in the balance sheet as follows:

                                                                                  1997         1996
                                                                                 A$'000       A$'000
                                                                               -----------  -----------
Cash.........................................................................       1,957        2,764
Bank overdraft...............................................................        (858)        (802)
                                                                                    -----        -----
Total........................................................................       1,099        1,962
                                                                                    -----        -----

                         GLINDEMANN & KITCHING PTY LTD
                        NOTES TO AND FORMING PART OF THE
            UNAUDITED FINANCIAL STATEMENTS FOR THE NINE MONTHS ENDED
                      MARCH 31, 1997 AND 1996 (CONTINUED)

7. NOTES TO THE STATEMENT OF CASH FLOWS (CONTINUED)
(B) RECONCILIATION OF OPERATING PROFIT AFTER INCOME TAX TO NET CASH PROVIDED BY OPERATING ACTIVITIES

                                                                                  1997         1996
                                                                                 A$'000       A$'000
                                                                               -----------  -----------
Operating profit after income tax............................................       2,818        1,498
Less item classified as investing activity:
Profit on sale of non-current assets.........................................        (428)         (23)
Add non-cash items:
Depreciation.................................................................       1,001          521
                                                                                    -----        -----
Net cash provided by operating activities before changes in assets and
  liabilities................................................................       3,391        1,996

Changes in assets and liabilities
Decrease in prepayments......................................................         118       --
Increase (decrease) in receivables...........................................        (121)         284
Increase in inventories......................................................        (782)        (214)
Decrease in deferred tax benefit.............................................          76            9
Increase in trade creditors and accruals.....................................         580           80
Increase (decrease) in income tax payable....................................         539         (831)
Increase in provisions.......................................................         374            9
                                                                                    -----        -----
Net cash provided by operating activities....................................       4,175        1,333
                                                                                    -----        -----
                                                                                    -----        -----

8. RECONCILIATION FROM AUSTRALIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES TO UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

PRINCIPAL DIFFERENCES BETWEEN AUSTRALIAN GAAP AND US GAAP

    Financial statements in the United States are prepared in accordance with US GAAP. In Australia statutory financial statements are prepared in accordance with applicable accounting standards issued by the Australian Accounting Standards Board, the Australian Corporations Law, Schedule 5 to the Corporations Regulations and other mandatory professional reporting requirements (Urgent Issues Consensus Views) collectively referred to as "Australian GAAP." The principal differences between Australian GAAP and US GAAP which are material to the preparation of the financial statements of the Company are set out below in this note.

(A) MARKETABLE INVESTMENT SECURITIES

    Under Australian GAAP, marketable equity securities available for sale are stated at cost.

    Under US GAAP, Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115") requires investments to be classified into three categories and accounted for as follows: debt securities that the Company has the positive intent and ability to hold to maturity are classified as "held-to-maturity securities" and reported at amortized cost; debt and

                         GLINDEMANN & KITCHING PTY LTD
                        NOTES TO AND FORMING PART OF THE
            UNAUDITED FINANCIAL STATEMENTS FOR THE NINE MONTHS ENDED
                      MARCH 31, 1997 AND 1996 (CONTINUED)

8. RECONCILIATION FROM AUSTRALIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
  TO UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED) marketable equity securities that are bought and held principally for the purpose of selling them in the near term are classified as "trading securities" and reported at fair value, with unrealised gains and losses included in earnings; and debt and marketable equity securities not classified as either held-to-maturity securities or trading securities are classified as "available-for-sale securities" and reported at fair value, with unrealised gains and losses excluded from earnings and reported as a separate component of shareholders' equity, net of tax.

(B) ASSET REVALUATIONS

    Under Australian GAAP non-current assets may be revalued both upwards and downwards based on directors' valuations. An upwards revaluation is recorded by a credit to the asset revaluation reserve as a component of shareholders' equity and is not taken through the profit and loss account except where a previous revaluation decrement has been recorded for that class of assets through the profit and loss account. An impairment or downwards revaluation is taken through the profit and loss account except where there is a revaluation reserve for that particular class of assets, in which case the decrement may be debited to that asset revaluation reserve, to the extent a credit exists, rather than the profit and loss account.

    The Company assesses the recoverability of non-current assets by comparing the carrying value to the asset's undiscounted cash flow. To the extent that the asset carrying value exceeds its undiscounted cash flow the asset is written down to that amount.

    US GAAP does not permit the upward revaluation of such assets. US GAAP requires that an impairment of long-lived assets be recognised through the profit and loss account. Under US GAAP SFAS 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," entities, when assessing an asset for impairment, compare the carrying value of the asset or group of assets to the relevant expected cash flow, undiscounted and without interest. If the sum of the undiscounted cash flow is less than the asset carrying value the asset must be written down to "fair value." One method of determining an asset's fair value, in the absence of an active market, is its discounted cash flow. Once impairment is recorded, subsequent recoveries through the profit and loss account are not allowed until the asset is sold.

(C) INCOME TAXES

    Under Australian GAAP, income taxes are accounted for in accordance with the liability method which is equivalent in many aspects to United States Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" (SFAS
109). SFAS 109 requires deferred tax assets and liabilities to be recognised for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided on deferred tax assets to the extent it is not "more likely than not" that such deferred tax assets will be realised. Under SFAS 109, "more likely than not" is defined as a likelihood of more than 50 percent.

                         GLINDEMANN & KITCHING PTY LTD
                        NOTES TO AND FORMING PART OF THE
            UNAUDITED FINANCIAL STATEMENTS FOR THE NINE MONTHS ENDED
                      MARCH 31, 1997 AND 1996 (CONTINUED)

8. RECONCILIATION FROM AUSTRALIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
  TO UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
    Under Australian GAAP, deferred tax assets related to temporary differences are brought to account when they are "assured beyond a reasonable doubt" and net operating losses pass a "virtually certain" threshold.

    With respect to business combinations accounted for as purchases, under Australian GAAP, differences in the bases of assets and liabilities as a result of purchase price adjustments do not result in the creation of a deferred tax asset or liability at the acquisition date. Under US GAAP, the differences between the assigned values and tax bases of assets and liabilities acquired in such business combinations require the recognition of deferred tax assets and liabilities at the acquisition date.

(D) CAPITAL PROFITS RESERVE

    Under Australian GAAP, the Company transfers profits on sale of revalued assets out of the asset revaluation reserve to the capital profits reserve.

    Under US GAAP the amount shown in capital profits reserve would have been reflected in the Statement of Profit in the half-year the fixed asset was sold and be included in Retained Earnings. This adjustment has no net impact on shareholders' equity.

(E) PROFIT AND LOSS ACCOUNT

    Under Australian GAAP the Company has disclosed certain items as "abnormal" in the Statement of Profit in the March 1997 Accounts. There is no "abnormal item" category in a US GAAP Statement of Profit such that these items would be included in operating income.

                                                                               1997       1996
                                                                              A $'000    A $'000
                                                                             ---------  ---------
Operating profit after income tax in accordance with Australian GAAP.......      2,818      1,498
Adjustments:
Depreciation relating to revalued assets...................................        340          4
Change in tax rates........................................................     --            (14)
                                                                             ---------  ---------
Net profit--US GAAP........................................................      3,158      1,488
                                                                             ---------  ---------

Shareholders' equity in accordance with Australian GAAP....................     15,320      5,130
Adjustments:
Unrealised profit on available-for-sale securities.........................          1        157
Accumulated depreciation of revalued assets................................        403         47
Asset revaluation reserve..................................................     (6,997)      (337)
                                                                             ---------  ---------
Shareholders' equity--US GAAP..............................................      8,727      4,997
                                                                             ---------  ---------

    (b)  Proforma financial and other information.

         Unaudited Pro Forma Consolidated Statements of Income for the Three Months Ended April 30, 1997 and the Year Ended January 31, 1997, and Uaudited Pro Forma Consolidated Balance Sheet as of April 30, 1997.


             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

    The following sets forth the Unaudited Pro Forma Consolidated Statements of Income for the three months ended April 30, 1997 and the fiscal year ended January 31, 1997 and the Unaudited Pro Forma Consolidated Balance Sheet as of April 30, 1997 which were prepared to reflect the acquisition of Stanley (including 100% of G&K) under the purchase method of accounting. The fiscal year end of both Stanley and G&K is June 30. The columns designated "Pro Forma for G&K Acquisition" adjust the historical consolidated financial statements of Stanley to reflect the acquisition of 100% of G&K as if it had occurred on February 1, 1996 (in the case of the Unaudited Pro Forma Consolidated Statements of Income) and on April 30, 1997 (in the case of the Unaudited Pro Forma Consolidated Balance Sheet). The columns designated "Pro Forma for Stanley Acquisition" adjust the historical consolidated financial statements of the Company to reflect the acquisition of Stanley as if it had occurred on February 1, 1996 (in the case of the Unaudited Pro Forma Consolidated Statements of Income) and on April 30, 1997 (in the case of the Unaudited Pro Forma Consolidated Balance Sheet). The tender offer was consummated on July 25, 1997. G&K's repurchase of the remaining 49% of its common stock is expected to be completed by September 30, 1997.

    The Unaudited Pro Forma Consolidated Financial Statements of the Company do not purport to present the financial position or results of operations of the Company had the transactions assumed herein occurred on the dates indicated, nor are they necessarily indicative of the results of operations which may be expected to occur in the future.

    The Unaudited Pro Forma Consolidated Financial Statements are based upon, and should be read in conjunction with, the Consolidated Financial Statements of Stanley and Notes thereto, as well as the Financial Statements and Notes thereto of G&K, included elsewhere herein. The Stanley and G&K financial information is derived from unaudited financial statements and notes thereto (including US GAAP reconciliation adjustments) provided to the Company. The Company cannot predict whether the consummation of the acquisition of Stanley and G&K will conform to the assumptions used in the preparation of the Unaudited Pro Forma Consolidated Financial Statements. In addition, management has made a preliminary allocation of purchase price to the assets and liabilities of Stanley and G&K, based on information currently available. Management intends to obtain appraisals and other information which will be used to complete the ultimate allocation of the purchase price. The final allocation of the purchase price may be substantially different than the preliminary allocation.

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                       THREE MONTHS ENDED APRIL 30, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                                   PRO FORMA FOR STANLEY ACQUISITION
                                                                           -------------------------------------------------
                                                                              PRO FORMA FOR G&K
                               LAYNE                                             ACQUISITION
                            CHRISTENSEN       STANLEY           G&K        -----------------------
                           HISTORICAL(1)   HISTORICAL(2)   HISTORICAL(2)   ADJUSTMENTS   PRO FORMA   ADJUSTMENTS   PRO FORMA
                           -------------   -------------   -------------   -----------   ---------   -----------   ---------
Service and product
  revenues...............    $  57,750        $13,618         $ 5,137      $   (5,137)(3)  $13,618                 $ 71,368
Other revenues...........                       1,673             (16)             16(3)    1,673     $ (1,673)(7)
                           -------------   -------------   -------------   -----------   ---------   -----------   ---------
Total revenues...........       57,750         15,291           5,121          (5,121)     15,291       (1,673)      71,368
Cost of revenues.........       42,145                                                                   9,780(7)    51,925
Operating costs..........                      12,665           4,083          (4,083)(3)   12,665     (12,665)(7)
                           -------------   -------------   -------------   -----------   ---------   -----------   ---------
Gross profit.............       15,605          2,626           1,038          (1,038)      2,626        1,212       19,443
Selling, general and
  administrative
  expenses...............       10,327                                                                    (100)(8)   11,513
                                                                                                            91(9)
                                                                                                         1,195(7)
Amortization expense.....                                                           3(4)        3          249(4)       282
                                                                                                            30(10)
Depreciation.............        2,832          1,123             195            (195)(3)    1,123                    3,955
                           -------------   -------------   -------------   -----------   ---------   -----------   ---------
Operating income.........        2,446          1,503             843            (846)      1,500         (253)       3,693
Other income(expense):
  Equity in earnings of
    foreign affiliates...          820                                                                                  820
  Interest...............         (614)           (89)             (4)              4(3)     (208)        (957)(11)   (1,779 )
                                                                                 (119)(5)
  Other income, net......           62             (3)            392            (392)(3)       (3)        (17)(7)       42
                           -------------   -------------   -------------   -----------   ---------   -----------   ---------
Income before income
  taxes..................        2,714          1,411           1,231          (1,353)      1,289       (1,227)       2,776
Income tax expense.......        1,031            662             448            (448)(3)      616        (466)(6)    1,181
                                                                                  (46)(6)
Minority interest........                         595                            (595)(3)
                           -------------   -------------   -------------   -----------   ---------   -----------   ---------
Net income...............    $   1,683        $   154         $   783      $     (264)    $   673     $   (761)    $  1,595
                           -------------   -------------   -------------   -----------   ---------   -----------   ---------
                           -------------   -------------   -------------   -----------   ---------   -----------   ---------
Net income per common
  and dilutive equivalent
  share..................    $    0.18                                                                             $   0.17
                           -------------                                                                           ---------
                           -------------                                                                           ---------
Weighted average number
  of common and dilutive
  equivalent shares
  outstanding............    9,234,000                                                                 118,907(12) 9,352,907
                           -------------                                                                           ---------
                           -------------                                                                           ---------

       See Notes to Unaudited Pro Forma Consolidated Statement of Income

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                       THREE MONTHS ENDED APRIL 30, 1997

 (1) The column designated "Layne Christensen Historical" reflects the consolidated results of operations of the Company for the three months ended April 30, 1997.

 (2) The column designated "Stanley Historical" reflects the results of operations of Stanley for the three months ended March 31, 1997 (in US GAAP) including the results of operations of G&K for the three months ended March 31, 1997. The column designated "G&K Historical" reflects the results of operations of G&K for the three months ended March 31, 1997 (in US GAAP). The Unaudited Pro Forma Consolidated Statement of Income assumes a conversion rate of $.7802 representing the average monthly conversion rate for the three months ended March 31, 1997.

 (3) Represents the elimination of the operating results of G&K for the three months ended March 31, 1997 (already included in Stanley's historical results of operations), and related minority interest.

 (4) Represents three months of amortization of goodwill based on a period of 25 years. See Notes 3 and 4 to the Unaudited Pro Forma Consolidated Balance Sheet.

 (5) Represents three months of interest expense at an assumed rate of 7.5% (which represents an estimate of the variable rate under the New Credit Agreement) on net borrowings of $6,324,000 undertaken for G&K's obligation to repurchase the remaining 49% of the outstanding capital stock of G&K.

 (6) Tax effect at an assumed statutory rate of 38% on income before income taxes.

 (7) Represents a reclassification of Stanley and G&K revenues and expenses to conform with the Company's classifications for financial reporting purposes. Gross profit in the Stanley Historical and G&K Historical columns would not be reflective of gross profit determined under US GAAP as neither Stanley nor G&K classifies cost of revenues separately from operating costs. Management has used an Australian GAAP to US GAAP reconciliation as provided in unaudited historical financial statements of Stanley and G&K and other information to determine reclassifications and assumed selling, general and administrative expenses for Stanley and G&K to be approximately 10% of service revenues prior to Australian GAAP to US GAAP adjustments.

 (8) Represents cost reductions identified as a result of the acquisition of Stanley, including the elimination of directors' fees, Australian public filing fees and expenses and printing costs resulting from Stanley no longer being publicly traded in Australia.

 (9) Represents compensation expense associated with options granted to Mr. Stanley under his employment agreement. The expense is based upon (i) an exercise price of $16.50 per share, (ii) the closing price of $21.75 for the Common Stock on June 25, 1997 (the effective date of the option grant) and
    (iii) the issuance of options (with a three year vesting period) to purchase 206,897 shares of Common Stock.

(10) Represents three months of amortization of deferred financing costs related to the New Credit Agreement based on a period of five years.

(11) Represents three months of interest expense at an assumed interest rate of 7.5% (which represents an estimate of the variable rate on the New Credit Agreement) on net borrowings undertaken for the Stanley tender offer and the repayment of borrowings from the proceeds of the issuance of Common Stock to Mr. Stanley as follows:

Interest expense on borrowings of $52,516,000 for the tender offer......................................  ($ 985,000)
Reduction in interest expense attributed to receipt of proceeds from purchase of Common Stock
  ($1,500,000) by Mr. Stanley...........................................................................      28,000
                                                                                                          ----------
Pro forma adjustment to interest expense................................................................  ($ 957,000)
                                                                                                          ----------
                                                                                                          ----------

(12) Reflects the number of shares of Common Stock purchased by Mr. Stanley (68,966) in connection with the acquisition of Stanley as if such shares were outstanding for the entire period and options to purchase 206,897 shares of Common Stock granted to Mr. Stanley, as calculated under the treasury stock method.

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                          YEAR ENDED JANUARY 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                                   PRO FORMA FOR STANLEY ACQUISITION
                                                                           -------------------------------------------------
                                                                              PRO FORMA FOR G&K
                               LAYNE                                             ACQUISITION
                            CHRISTENSEN       STANLEY           G&K        -----------------------
                           HISTORICAL(1)   HISTORICAL(2)   HISTORICAL(2)   ADJUSTMENTS   PRO FORMA   ADJUSTMENTS   PRO FORMA
                           -------------   -------------   -------------   -----------   ---------   -----------   ---------
Service and product
 revenues................    $ 222,853        $41,013         $19,494      $   (5,290)(3)  $55,217                 $278,070
Other revenues...........                       1,977           1,348                       3,325     $ (3,325)(7)
                           -------------   -------------   -------------   -----------   ---------   -----------   ---------
Total revenues...........      222,853         42,990          20,842          (5,290)     58,542       (3,325)     278,070
Cost of revenues.........      161,602                                                                39,329(7)     200,931
Operating costs..........                      35,528          16,333          (3,779)(3)   48,082     (48,082)(7)
                           -------------   -------------   -------------   -----------   ---------   -----------   ---------
Gross profit.............       61,251          7,462           4,509          (1,511)     10,460        5,428       77,139
Selling, general and
 administrative
 expenses................       38,956                                                                    (400)(8)   44,708
                                                                                                         362(9)
                                                                                                       5,790(7)
Amortization expense.....                                                        94(4)         94       997(10)       1,211
                                                                                                        120(11)
Depreciation.............       10,974          3,130             609            (353)(3)    3,386                   14,360
                           -------------   -------------   -------------   -----------   ---------   -----------   ---------
Operating income.........       11,321          4,332           3,900          (1,252)      6,980       (1,441)      16,860
Other income(expense):
  Equity in earnings of
    foreign affiliates...        3,895                                                                                3,895
  Interest...............       (2,447)          (304)           (140)           22(3)     (1,102)      (3,826)(12)   (7,375 )
                                                                                 (680)(5)
  Other income, net......          161                           (446)                       (446)       362(7)          77
                           -------------   -------------   -------------   -----------   ---------   -----------   ---------
Income before income
 taxes...................       12,930          4,028           3,314          (1,910)      5,432       (4,905)      13,457
Income tax expense.......        4,913          1,499           1,158            (413)(3)    1,950      (1,864)(6)    4,999
                                                                                 (294)(6)
Minority interest........                         356                            (356)(3)
                           -------------   -------------   -------------   -----------   ---------   -----------   ---------
Net income...............    $   8,017        $ 2,173         $ 2,156      $     (847)    $ 3,482     $ (3,041)    $  8,458
                           -------------   -------------   -------------   -----------   ---------   -----------   ---------
                           -------------   -------------   -------------   -----------   ---------   -----------   ---------
Net income per common
 and dilutive equivalent
 share...................    $    0.88                                                                             $   0.91
                           -------------                                                                           ---------
                           -------------                                                                           ---------
Weighted average number
 of common and dilutive
 equivalent shares
 outstanding.............    9,146,000                                                                 118,907(13) 9,264,907
                           -------------                                                                           ---------
                           -------------                                                                           ---------

       See Notes to Unaudited Pro Forma Consolidated Statement of Income

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                          YEAR ENDED JANUARY 31, 1997

 (1) The column designated "Layne Christensen Historical" reflects the consolidated results of operations of the Company for the fiscal year ended January 31, 1997.

 (2) The column designated "Stanley Historical" reflects the results of operations of Stanley for the twelve months ended December 31, 1996 (in US
    GAAP) including the results of operations of G&K for the three months ended December 31, 1996. The column designated "G&K Historical" reflects the results of operations of G&K for the twelve months ended December 31, 1996 (in US GAAP). The Unaudited Pro Forma Consolidated Statement of Income assumes a conversion rate of $.7806 representing the average monthly conversion rate for the year ended December 31, 1996.

 (3) Represents the elimination of the operating results of G&K for the three months ended December 31, 1996 (already included in Stanley's historical results of operations), and related minority interest.

 (4) Represents amortization of goodwill associated with the acquisition of G&K by Stanley based on a period of 25 years. The goodwill consists of:

Initial 51% purchase of G&K by Stanley.............................................  $   5,245,000
51% of the cost basis of net assets of G&K at October 1, 1996......................     (2,540,000)
                                                                                     -------------
Excess purchase price allocated to goodwill........................................      2,705,000
                                                                                     -------------
Estimated purchase price of the 49% minority interest of G&K.......................      6,324,000
Minority interest in G&K recorded by Stanley as of March 31, 1997..................     (5,999,000)
                                                                                     -------------
Excess purchase price allocated to goodwill........................................        325,000
                                                                                     -------------
Total excess purchase price allocated to goodwill..................................  $   3,030,000
                                                                                     -------------
                                                                                     -------------

     The adjustment to amortization expense represents the amortization of the $2,705,000 of goodwill related to the initial purchase of 51% of G&K for the period from January 1, 1996 through September 30, 1996 (the period prior to the effective date of the purchase) and the amortization of $325,000 of goodwill related to the purchase of the remaining 49% of G&K for the entire year.

(5) Represents interest expense at an assumed rate of 7.5% (which represents an estimate of the variable rate under the New Credit Agreement) on net borrowings undertaken for G&K's obligation to repurchase the remaining 49% of the outstanding capital stock of G&K and interest for the period from January 1, 1996 through September 30, 1996 related to Stanley's initial acquisition of 51% of G&K:

Interest expense on borrowings of $6,324,000 for the 49% minority interest in G&K.....  $ (474,000)
Interest expense on borrowings of $3,656,000 relating to Stanley's initial acquisition
  of 51% of G&K.......................................................................    (206,000)
                                                                                        ----------
Adjustment to interest expense........................................................  $ (680,000)
                                                                                        ----------
                                                                                        ----------

 (6) Tax effect at an assumed statutory rate of 38% on income before taxes.

 (7) Represents a reclassification of Stanley and G&K revenues and expenses to conform with the Company's classifications for financial reporting purposes. Gross profit in the Stanley Historical and G&K Historical columns would not be reflective of gross profit determined under US GAAP as neither Stanley nor G&K classifies cost of revenues separately from operating costs. Management has used an Australian GAAP to US GAAP reconciliation as provided in unaudited historical financial statements of Stanley and G&K and other information to determine reclassifications and assumed selling, general and administrative expenses for Stanley and G&K to be approximately 10% of service revenues prior to Australian GAAP to US GAAP adjustments.

 (8) Represents cost reductions identified as a result of the acquisition of Stanley, including the elimination of directors' fees, Australian public filing fees and expenses and printing costs resulting from Stanley no longer being publicly traded in Australia.

 (9) Represents compensation expense associated with options granted to Mr. Stanley under his employment agreement. The expense is based upon (i) an exercise price of $16.50 per share, (ii) the closing price of $21.75 for the Common Stock on June 25, 1997 (the effective date of the option grant) and
    (iii) the issuance of options (with a three year vesting period) to purchase 206,897 shares of Common Stock.

(10) Represents amortization of goodwill based on a period of 25 years. See Note 4 to the Unaudited Pro Forma Consolidated Balance Sheet.

(11) Represents amortization of deferred financing costs related to the New Credit Agreement based on a period of five years.

(12) Represents interest expense on net borrowings at an assumed interest rate of 7.5% (which represents an estimate of the variable rate under the New Credit Agreement) undertaken for the Stanley tender offer and the repayment of borrowings from the proceeds of the issuance of Common Stock to Mr. Stanley as follows:

Interest expense on borrowings of $52,516,000 for the tender offer.................  $  (3,939,000)
Reduction in interest expense attributed to receipt of proceeds from purchase of
 Common Stock ($1,500,000) by Mr. Stanley..........................................        113,000
                                                                                     -------------
Pro forma adjustment to interest expense...........................................  $  (3,826,000)
                                                                                     -------------
                                                                                     -------------

(13) Reflects the number of shares of Common Stock purchased by Mr. Stanley (68,966) in connection with the acquisition of Stanley as if such shares were outstanding for the entire year and options to purchase 206,897 shares of Common Stock granted to Mr. Stanley, as calculated under the treasury stock method.

      UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET AS OF APRIL 30, 1997
                                 (IN THOUSANDS)

                                                                                    PRO FORMA FOR STANLEY
                                                                                         ACQUISITION
                                                                      --------------------------------------------------
                                            LAYNE                        PRO FORMA FOR G&K
                                         CHRISTENSEN      STANLEY           ACQUISITION
                                         HISTORICAL     HISTORICAL    ------------------------
                                             (1)            (2)       ADJUSTMENTS   PRO FORMA   ADJUSTMENTS   PRO FORMA
                                        -------------  -------------  -----------  -----------  -----------  -----------
ASSETS:
Cash and cash equivalents.............    $   1,218      $   3,594                  $   3,594                 $   4,812
Customer receivables, net.............       50,734         11,167                     11,167                    61,901
Inventories...........................       19,024          6,354                      6,354                    25,378
Other current assets..................        7,698            657                        657                     8,355
                                        -------------  -------------  -----------  -----------  -----------  -----------
  Total current assets................       78,674         21,772                     21,772                   100,446
                                        -------------  -------------  -----------  -----------  -----------  -----------
Property and equipment, net...........       54,398         21,962                     21,962                    76,360
Intangible assets.....................          553                    $     325(3)        325      24,924(4)     25,802
Investments in foreign affiliates.....       17,660            428                        428                    18,088
Other assets..........................        1,556          1,162                      1,162          600(5)      3,318
                                        -------------  -------------  -----------  -----------  -----------  -----------
                                          $ 152,841      $  45,324     $     325    $  45,649    $  25,524    $ 224,014
                                        -------------  -------------  -----------  -----------  -----------  -----------
                                        -------------  -------------  -----------  -----------  -----------  -----------

LIABILITIES AND STOCKHOLDERS' EQUITY:
Accounts payable......................    $  12,614      $   4,401                  $   4,401                 $  17,015
Accrued liabilities...................       28,371          1,996                      1,996                    30,367
Current maturities of long-term
  debt................................          117          1,273                      1,273                     1,390
                                        -------------  -------------  -----------  -----------  -----------  -----------
  Total current liabilities...........       41,102          7,670                      7,670                    48,772
                                        -------------  -------------  -----------  -----------  -----------  -----------
Long-term debt........................       35,783            998     $   6,324(3)      7,322   $  52,516(6)     94,121
                                                                                                    (1,500)(7)
Other noncurrent liabilities..........       11,456          3,665                      3,665                    15,121
Minority interests....................                       5,999        (5,999)(3)
                                        -------------  -------------  -----------  -----------  -----------  -----------
  Total liabilities...................       88,341         18,332           325       18,657       51,016      158,014
                                        -------------  -------------  -----------  -----------  -----------  -----------
Common stock..........................           89         11,039                     11,039      (11,039)(4)         90
                                                                                                         1(7)
Capital in excess of par value........       39,407         10,798                     10,798      (10,798)(4)     40,906
                                                                                                     1,499(7)
Retained earnings.....................       25,870          5,155                      5,155       (5,155)(4)     25,870
Other.................................         (866)                                                               (866)
                                        -------------  -------------  -----------  -----------  -----------  -----------
  Total stockholders' equity..........       64,500         26,992                     26,992      (25,492)      66,000
                                        -------------  -------------  -----------  -----------  -----------  -----------
                                          $ 152,841      $  45,324     $     325    $  45,649    $  25,524    $ 224,014
                                        -------------  -------------  -----------  -----------  -----------  -----------
                                        -------------  -------------  -----------  -----------  -----------  -----------

          See Notes to Unaudited Pro Forma Consolidated Balance Sheet

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

(1) The column designated "Layne Christensen Historical" reflects the consolidated balance sheet of the Company as of April 30, 1997.

(2) The "Stanley Historical" column reflects the consolidated balance sheet of Stanley as of March 31, 1997. The Unaudited Pro Forma Consolidated Balance Sheet assumes a conversion rate of $.7860 representing the conversion rate at March 31, 1997.

(3) Represents the recording of goodwill resulting from G&K's obligation to repurchase the remaining 49% of the outstanding capital stock of G&K. Management currently estimates that the excess purchase price over historical cost of the acquisition of 49% G&K will be allocated to goodwill based on a preliminary review of the G&K financial statements.

Estimated purchase price of remaining 49% minority interest in G&K (borrowings)...............  $6,324,000
Minority interest in G&K recorded by Stanley as of March 31, 1997.............................  (5,999,000)
                                                                                                ---------
Excess purchase price.........................................................................  $ 325,000
                                                                                                ---------
                                                                                                ---------

(4) Represents the recording of goodwill resulting from the tender offer to purchase Stanley. Management currently estimates that the excess purchase price over historical cost of the net assets acquired will be allocated to goodwill based on a preliminary review of the Stanley financial statements.

Estimated purchase price.....................................................................  $51,666,000
Acquisition costs............................................................................     250,000
Historical cost basis of net assets of Stanley as of March 31, 1997..........................  (26,992,000)
                                                                                               ----------
Excess purchase price........................................................................  $24,924,000
                                                                                               ----------
                                                                                               ----------

(5) Represents estimated deferred financing costs incurred in connection with the New Credit Agreement.

(6) Represents borrowings of $52,516,000 under the New Credit Agreement to finance the $51,666,000 Stanley purchase price and $850,000 of estimated fees and expenses related to the acquisition of Stanley and the New Credit Agreement. The Company has entered into a foreign currency collar pursuant to which the Company has fixed the exchange rate for the purchase of Australian dollars to finance the purchase of Stanley within a range of $.7515 to $.7615. For purposes of the pro forma purchase price calculation, the Company has assumed a conversion rate of $.7615.

(7) Represents the purchase of $1,500,000 of Common Stock (68,966 shares) by Mr. Stanley and the application of the proceeds from such purchase to repay borrowings under the New Credit Agreement.

    (c)  Exhibits.  The following exhibits are filed with this report:



Exhibit No.   Description
    2.1       Offer by Layne Christensen Australia Pty Limited to Acquire All of Your
              Fully Paid Ordinary Shares in Stanley Mining Services Limited.

    2.2       Part A Statement Relating to Proposed Offers by Layne Christensen Australia
              Pty Limited for All Fully Paid Shares in Stanley Mining Services Limited. **

    2.3       Stanley Mining Services Limited Part B Statement in Relation to the
              Takeover Offers by Layne Christensen Australia Pty Ltd. **

    23.1      Consent of KPMG.

    99        Press Release of the Registrant, issued July 29, 1997.


    -------------
    ** Omits certain attachments. The Company will furnish supplementally a copy of any omitted attachments to the Commission upon request.

                                  SIGNATURE


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     LAYNE CHRISTENSEN COMPANY


                                     By: /s/ Kent B. Magill
                                         --------------------------------
                                         Kent B. Magill
                                         Vice President, General Counsel
                                           and Secretary


Dated: August 6, 1997

                                      EXHIBIT INDEX


Exhibit No.   Description
    2.1       Offer by Layne Christensen Australia Pty Limited to Acquire All of Your
              Fully Paid Ordinary Shares in Stanley Mining Services Limited.

    2.2       Part A Statement Relating to Proposed Offers by Layne Christensen Australia
              Pty Limited for All Fully Paid Shares in Stanley Mining Services Limited. **

    2.3       Stanley Mining Services Limited Part B Statement in Relation to the
              Takeover Offers by Layne Christensen Australia Pty Ltd. **

    23.1      Consent of KPMG.

    99        Press Release of the Registrant, issued July 29, 1997.

    -------------
    ** Omits certain attachments. The Company will furnish supplementally a copy of any omitted attachments to the Commission upon request.